                                                                 EXHIBIT 10.17


                                CREDIT AGREEMENT

                                      among

                         MEDICAL STAFFING NETWORK, INC.,
                                  as Borrower,

                         MEDICAL STAFFING HOLDINGS, LLC,
                                   as Parent,

                      DOMESTIC SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO
                                 as Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                       LASALLE BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                               BARCLAYS BANK, PLC
                                       and
                          ANTARES CAPITAL CORPORATION,
                           as Co-Documentation Agents

                            DATED AS OF OCTOBER 26, 2001

                         BANC OF AMERICA SECURITIES LLC,
                    as Co-Arranger and Sole Book Running Manager

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                 as Co-Arranger

                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS...................................1
      1.1   DEFINITIONS......................................................1
      1.2   COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS...28
      1.3   ACCOUNTING TERMS................................................28
      1.4   TIME............................................................29
SECTION 2 CREDIT FACILITIES.................................................29
      2.1   REVOLVING LOANS.................................................29
      2.2   LETTER OF CREDIT SUBFACILITY....................................31
      2.3   TRANCHE A TERM LOANS............................................37
      2.4   TRANCHE B TERM LOANS............................................39
      2.5   SWING LINE LOANS SUBFACILITY....................................40
      2.6   CONTINUATIONS AND CONVERSIONS...................................42
      2.7   MINIMUM AMOUNTS.................................................42
SECTION 3 GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT......43
      3.1   INTEREST........................................................43
      3.2   PLACE AND MANNER OF PAYMENTS....................................43
      3.3   PREPAYMENTS.....................................................44
      3.4   FEES............................................................46
      3.5   PAYMENT IN FULL AT MATURITY.....................................48
      3.6   COMPUTATIONS OF INTEREST AND FEES...............................48
      3.7   PRO RATA TREATMENT..............................................49
      3.8   SHARING OF PAYMENTS.............................................50
      3.9   CAPITAL ADEQUACY................................................51
      3.10  INABILITY TO DETERMINE INTEREST RATE............................51
      3.11  ILLEGALITY......................................................52
      3.12  REQUIREMENTS OF LAW.............................................52
      3.13  TAXES...........................................................53
      3.14  INDEMNITY.......................................................56
      3.15  REPLACEMENT LENDERS.............................................56
SECTION 4 GUARANTY..........................................................57
      4.1   GUARANTY OF PAYMENT.............................................57
      4.2   OBLIGATIONS UNCONDITIONAL.......................................57
      4.3   MODIFICATIONS...................................................58
      4.4   WAIVER OF RIGHTS................................................58
      4.5   REINSTATEMENT...................................................59
      4.6   REMEDIES........................................................59
      4.7   LIMITATION OF GUARANTY..........................................59
      4.8   RIGHTS OF CONTRIBUTION..........................................59
SECTION 5 CONDITIONS PRECEDENT..............................................61
      5.1   CLOSING CONDITIONS..............................................61
      5.2   CONDITIONS TO ALL EXTENSIONS OF CREDIT..........................65
SECTION 6 REPRESENTATIONS AND WARRANTIES....................................66
      6.1   FINANCIAL CONDITION.............................................66

      6.2   NO MATERIAL CHANGE..............................................66
      6.3   ORGANIZATION AND GOOD STANDING..................................66
      6.4   DUE AUTHORIZATION...............................................66
      6.5   NO CONFLICTS....................................................67
      6.6   CONSENTS........................................................67
      6.7   ENFORCEABLE OBLIGATIONS.........................................67
      6.8   NO DEFAULT......................................................67
      6.9   OWNERSHIP.......................................................68
      6.10  INDEBTEDNESS....................................................68
      6.11  LITIGATION......................................................68
      6.12  TAXES...........................................................68
      6.13  COMPLIANCE WITH LAW.............................................68
      6.14  ERISA...........................................................68
      6.15  SUBSIDIARIES....................................................70
      6.16  USE OF PROCEEDS.................................................70
      6.17  GOVERNMENT REGULATION...........................................70
      6.18  ENVIRONMENTAL MATTERS...........................................71
      6.19  INTELLECTUAL PROPERTY...........................................72
      6.20  SOLVENCY........................................................72
      6.21  INVESTMENTS.....................................................72
      6.22  DISCLOSURE......................................................72
      6.23  LICENSES, ETC...................................................73
      6.24  NO BURDENSOME RESTRICTIONS......................................73
      6.25  BROKER'S FEES...................................................73
      6.26  LABOR MATTERS...................................................73
      6.27  LOCATION OF COLLATERAL..........................................73
      6.28  COLLATERAL DOCUMENTS............................................74
SECTION 7 AFFIRMATIVE COVENANTS.............................................74
      7.1   INFORMATION COVENANTS...........................................74
      7.2   PRESERVATION OF EXISTENCE AND FRANCHISES........................78
      7.3   BOOKS AND RECORDS...............................................78
      7.4   COMPLIANCE WITH LAW.............................................78
      7.5   PAYMENT OF TAXES AND OTHER INDEBTEDNESS.........................78
      7.6   INSURANCE.......................................................79
      7.7   MAINTENANCE OF PROPERTY.........................................80
      7.8   PERFORMANCE OF OBLIGATIONS......................................80
      7.9   USE OF PROCEEDS.................................................80
      7.10  AUDITS/INSPECTIONS..............................................80
      7.11  FINANCIAL COVENANTS.............................................81
      7.12  COLLATERAL......................................................82
      7.13  ADDITIONAL CREDIT PARTIES.......................................82
      7.14  INTEREST RATE PROTECTION AGREEMENTS.............................83
SECTION 8 NEGATIVE COVENANTS................................................83
      8.1   INDEBTEDNESS....................................................84
      8.2   LIENS...........................................................85
      8.3   NATURE OF BUSINESS..............................................85

      8.4   CONSOLIDATION AND MERGER........................................85
      8.5   SALE OR LEASE OF ASSETS.........................................85
      8.6   ADVANCES, INVESTMENTS AND LOANS.................................86
      8.7   RESTRICTED PAYMENTS.............................................86
      8.8   TRANSACTIONS WITH AFFILIATES....................................87
      8.9   FISCAL YEAR; ORGANIZATIONAL DOCUMENTS...........................87
      8.10  LIMITATIONS.....................................................87
      8.11  SALE LEASEBACKS.................................................88
      8.12  NEGATIVE PLEDGES................................................88
      8.13  CAPITAL EXPENDITURES............................................88
      8.14  PREPAYMENTS OF INDEBTEDNESS, ETC................................88
      8.15  OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON BORROWER..............89
      8.16  EARN-OUT OBLIGATIONS............................................89
SECTION 9 EVENTS OF DEFAULT.................................................89
      9.1   EVENTS OF DEFAULT...............................................89
      9.2   ACCELERATION; REMEDIES..........................................92
      9.3   ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT...................93
SECTION 10 AGENCY PROVISIONS................................................94
      10.1  APPOINTMENT; AUTHORIZATION......................................94
      10.2  DELEGATION OF DUTIES............................................95
      10.3  LIABILITY OF ADMINISTRATIVE AGENT...............................95
      10.4  RELIANCE BY ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT.......95
      10.5  NOTICE OF DEFAULT...............................................96
      10.6  CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE
            AGENT...........................................................96
      10.7  INDEMNIFICATION OF ADMINISTRATIVE AGENT AND THE COLLATERAL
            AGENT...........................................................97
      10.8  ADMINISTRATIVE AGENT AND COLLATERAL AGENT IN THEIR INDIVIDUAL
            CAPACITIES......................................................97
      10.9  SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT.............98
      10.10 OTHER AGENTS; LEAD MANAGERS.....................................98
SECTION 11 MISCELLANEOUS....................................................99
      11.1  NOTICES.........................................................99
      11.2  RIGHT OF SET-OFF................................................99
      11.3  SUCCESSORS AND ASSIGNS..........................................99
      11.4  NO WAIVER; REMEDIES CUMULATIVE.................................102
      11.5  PAYMENT OF EXPENSES; INDEMNIFICATION...........................103
      11.6  AMENDMENTS, WAIVERS AND CONSENTS...............................104
      11.7  COUNTERPARTS/TELECOPY..........................................105
      11.8  HEADINGS.......................................................105
      11.9  DEFAULTING LENDER..............................................106
      11.10 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.106
      11.11 GOVERNING LAW; VENUE...........................................106
      11.12 WAIVER OF JURY TRIAL...........................................106
      11.13 SEVERABILITY...................................................107
      11.14 ENTIRETY.......................................................107
      11.15 BINDING EFFECT.................................................107
      11.16 CONFIDENTIALITY................................................107

SCHEDULES

Schedule 1.1(a)         Commitment Percentages
Schedule 6.10           Indebtedness
Schedule 6.15           Subsidiaries
Schedule 6.19           Intellectual Property
Schedule 6.26           Labor Matters
Schedule 6.27(a)        Real Property Locations
Schedule 6.27(b)        Personal Property Locations
Schedule 6.27(c)        Chief Executive Office
Schedule 7.6            Insurance
Schedule 8.6            Permitted Investments
Schedule 11.1           Notices

EXHIBITS

Exhibit 2.1             Form of Notice of Borrowing
Exhibit 2.1(e)          Form of Revolving Note
Exhibit 2.3(d)          Form of Tranche A Term Note
Exhibit 2.4(d)          Form of Tranche B Term Note
Exhibit 2.5(b)          Form of Swing Line Loan Request
Exhibit 2.5(d)          Form of Swing Line Loan Note
Exhibit 2.6             Form of Notice of Continuation/Conversion
Exhibit 7.1(d)          Form of Officer's Certificate
Exhibit 7.13            Form of Joinder Agreement
Exhibit 11.3(b)         Form of Assignment Agreement

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (this "CREDIT AGREEMENT"), is entered into as of October 26, 2001 among Medical Staffing Network, Inc., a Delaware corporation ("BORROWER"), Medical Staffing Holdings, LLC, a Delaware limited liability company (the "PARENT"), each of the Domestic Subsidiaries of the Borrower (the Borrower's Domestic Subsidiaries, together with the Parent, individually a "GUARANTOR" and collectively the "GUARANTORS"), the Lenders (as defined herein), Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), LaSalle Bank, National Association, as syndication agent, and General Electric Capital Corporation, Barclays Bank, PLC, and Antares Capital Corporation, as co-documentation agents.

                                    RECITALS

      WHEREAS, the Borrower and the Guarantors have requested that the Lenders provide a $120 million credit facility for the purposes hereinafter set forth;

      WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                        DEFINITIONS AND ACCOUNTING TERMS

      1.1   DEFINITIONS.

      As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

            "ACQUISITION" means the acquisition by any Person of (a) a majority of the Voting Stock of another Person (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

            "ADDITIONAL CREDIT PARTY" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.13.

            "ADJUSTED BASE RATE" means the Base Rate plus the Applicable Percentage.

            "ADJUSTED CURRENT ASSETS" means, at any date, the consolidated current assets (excluding cash and cash equivalents) of the Credit Parties and their Subsidiaries determined as of such date.

            "ADJUSTED EURODOLLAR RATE" means the Eurodollar Rate plus the Applicable Percentage.

            "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the heading hereof or any successor administrative agent appointed pursuant to Section 10.9.

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "AGENCY SERVICES ADDRESS" means Bank of America, N.A., Mail Code CA5-701-05-19, 1455 Market Street, 5th Floor, San Francisco, California 94103, Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

            "AGENT-RELATED PERSONS" means the Administrative Agent, the Collateral Agent, together with their Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Collateral Agent and the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "APPLICABLE PERCENTAGE" means, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Commitment Fee for any day, the applicable rate of the Standby Letter of Credit Fee for any day, and the applicable rate of the Trade Letter of Credit Fee for any day, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:


=========== ================= ======================= ====================== =========== =============== =============
                                For Revolving Loans
                                      and               For Tranche B Term     For
                               Tranche A Term Loans           Loans          Letter of       For
                              ------------ ---------- ----------- ----------  Standby        Trade           For
  Pricing       Leverage       Eurodollar  Base Rate   Eurodollar  Base Rate   Credit      Letter of      Commitment
   Level          Ratio          Loans       Loans       Loans        Loans     Fee        Credit Fee        Fees
----------- ----------------- ------------ ---------- ----------- ---------- ----------- --------------- -------------
    I         < 2.5 to 1.0       3.25%       2.25%      3.75%       2.75%      3.25%         2.25%           .50%
              -
----------- ----------------- ------------ ---------- ----------- ---------- ----------- --------------- -------------

    II        > 2.5 to 1.0       3.50%       2.50%       4.0%       3.0%       3.50%         2.50%           .50%

            but < 3.0 to 1.0
                -
----------- ----------------- ------------ ---------- ----------- ---------- ----------- --------------- -------------

   III        > 3.0 to 1.0       3.75%       2.75%      4.25%       3.25%      3.75%         2.75%           .50%
=========== ================= ============ ========== =========== ========== =========== =============== =============


            The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "CALCULATION DATE") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(d); PROVIDED that the initial Applicable Percentages shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the first Calculation Date subsequent to December 31, 2001 and thereafter, the Applicable Percentages shall be determined by the then current Leverage Ratio; and PROVIDED, FURTHER, that if the Borrower fails to provide the officer's certificate required by Section 7.1(d) on or before the most recent Calculation Date, the Applicable Percentages from such Calculation Date shall be based on Pricing Level III until such time that an appropriate officer's certificate is provided whereupon the Applicable Percentages shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date except as set forth in the prior sentence. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

            At the time the officer's certificate is required to be delivered pursuant to Section 7.1(d), the Borrower shall promptly deliver to the Administrative Agent, at the address set forth on SCHEDULE 11.1 and at the Agency Services Address, information regarding any change in the Leverage Ratio that would change the then existing Applicable Percentage.

            "APPROVED FUND" means any Fund that is administered or managed by
      (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "ARRANGER" means Banc of America Securities LLC, in its capacity as co-arranger.

            "ASSET DISPOSITION" means the disposition of any or all of the assets (or the sale of the stock of a Subsidiary) of a Credit Party or any of its Subsidiaries whether by sale, lease, transfer or otherwise.

            "BANK OF AMERICA" means Bank of America, N.A. and its successors.

            "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            "BAS" means Banc of America Securities LLC.

            "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (b) the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

            "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

            "BORROWER" means Medical Staffing Network, Inc., a Delaware corporation, together with any successors and permitted assigns.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; PROVIDED that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

            "CALCULATION DATE" has the meaning set forth in the definition of Applicable Percentage.

            "CAPITAL EXPENDITURES" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases and capitalized software costs.

            "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or with respect to Foreign Subsidiaries, U.S. dollar denominated and non U.S. dollar denominated) time deposits and certificates of deposit of (i) any Lender, (ii) any domestic (or with respect to Foreign Subsidiaries, any domestic or non-domestic) commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

            "CASH TAXES" means, as of any date for the twelve month period ending on such date with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

            "CHANGE OF CONTROL" means any of the following events:

            (a) prior to a Qualifying IPO, Warburg, the Management Group and the employees of MSN Holdings, the Parent and the Borrower shall fail to own beneficially, directly or indirectly, at least 51% of the outstanding Voting Stock of MSN Holdings, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of MSN Holdings, convertible into or exercisable for Voting Stock of MSN Holdings (whether or not such securities are then currently convertible or exercisable); or

            (b) after a Qualifying IPO, (i) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than Warburg, GE or the Management Group) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting

      Stock of MSN Holdings on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of MSN Holdings convertible into or exercisable for Voting Stock of MSN Holdings (whether or not such securities are then currently convertible or exercisable), and (ii) such Person or group is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of MSN Holdings calculated on such fully-diluted basis, than the percentage beneficially owned by Warburg, GE and Management Group; or

            (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of MSN Holdings together with any new members of such board of directors whose elections by such board of directors or whose nomination for election by the stockholders of MSN Holdings was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of MSN Holdings then in office; or

            (d) MSN Holdings shall fail to own and have the right to vote 100% of the outstanding Voting Stock of the Parent, determined on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent, convertible into or exercisable for Voting Stock of the Parent (whether or not such securities are then currently convertible or excercisable); or

            (e) the Parent shall fail to own and have the right to vote 100% of the outstanding Voting Stock of the Borrower, determined on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

            (f) the occurrence of a "Change of Control" under and as defined in any of the Employment Agreements as in effect on the Closing Date.

            "CLOSING DATE" means the date hereof.

            "CODE" means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time.

            "COLLATERAL" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

            "COLLATERAL AGENT" means Bank of America, N.A. or any successor collateral agent appointed pursuant to Section 10.9.

            "COLLATERAL DOCUMENTS" means a collective reference to the Security Agreement, the Pledge Agreement, the Holdings Pledge Agreement (and any amendments thereto) and such other documents executed and delivered in connection with the attachment and perfection of the Collateral Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

            "COMMITMENT FEES" means the fees payable to the Lenders pursuant to
      Section 3.4(a).

            "COMMITMENTS" means the commitment of each Lender with respect to the Revolving Committed Amount, the Tranche A Term Loan Committed Amount and the Tranche B Term Loan Committed Amount, and the commitment of the Swing Line Lender with respect to the Swing Line Committed Amount.

            "CREDIT DOCUMENTS" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "CREDIT DOCUMENT" means any one of them.

            "CREDIT PARTIES" means the Borrower and the Guarantors and "CREDIT Party" means any one of them.

            "CREDIT PARTY OBLIGATIONS" means, without duplication, (a) all obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent and the Collateral Agent whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) all liabilities and obligations, wherever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans.

            "CURRENT LIABILITIES" means, at any date, (a) the consolidated current liabilities (excluding Indebtedness) of the Credit Parties and their Subsidiaries plus (b) the current liabilities of any Person (other than the Credit Parties or any of their Subsidiaries) which are guaranteed by the Credit Parties or one of their Subsidiaries, all determined as of such date.

            "DAYS SALES OUTSTANDING" means, with respect to the Credit Parties on any date of determination, the amount obtained by dividing (i) the ending accounts receivable balance of the Credit Parties on such date by
      (ii) the revenues of the Credit Parties for the three month period ending on such date and then multiplying the result of such division by 91.5 days.

            "DEBT ISSUANCE" means the issuance by a Credit Party or any of its Subsidiaries of any Indebtedness of the type referred to in clause (a) or
      (b) of the definition thereof set forth in this Section 1.1, other than the issuance of Indebtedness permitted by Section 8.1.

            "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "DEFAULTING LENDER" means, at any time, any Lender that, within one Business Day of when due (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

            "DOLLARS" and "$" means dollars in lawful currency of the United States of America.

            "DOMESTIC SUBSIDIARIES" means all direct and indirect Subsidiaries of a Credit Party that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia (or has any material assets located in the United States).

            "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any (i) intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment or negotiated settlement of any Indebtedness, (iv) any extraordinary items of income or expense and (v) any increase or decrease in income arising from any change in such Person's method of accounting, subject to Section 1.3) PLUS (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) depreciation and amortization expense for such period, all as determined in accordance with GAAP MINUS (c) the amount of all earn-out payments made during such period in connection with Permitted Acquisitions consummated subsequent to the Closing Date (not including the first $2,500,000 of earn-payments made subsequent to the Closing Date in connection with Permitted Acquisitions).

            "EBITDAR" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any (i) intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment or negotiated settlement of any Indebtedness, (iv) any extraordinary items of income or expense and (v) any increase or decrease in income arising from any change in such Person's method of accounting, subject to Section 1.3) PLUS (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period, (iii) depreciation and amortization expense for such period and (iv) Rent Expense for such period, all as determined in accordance with GAAP MINUS (c) the amount of all earn-out payments made during such period in connection with Permitted Acquisitions consummated subsequent to the Closing Date (not including the first $2,500,000 of earn-out payments made subsequent to the Closing Date in connection with Permitted Acquisitions).

            "ELIGIBLE ASSETS" means any assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Credit Parties and their Subsidiaries were engaged in on the Closing Date.

            "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) any other Person (other than a natural Person) approved by the Administrative Agent and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

            "EMPLOYMENT AGREEMENTS" means, collectively, the employee agreements, dated as of August 20, 2001, among the Borrower, MSN Holdings and each of Robert J. Adamson, Patricia Donohoe, Kevin S. Little and Linda Duval, as amended by the first amendments to employment agreements dated as of the Closing Date.

            "ENVIRONMENTAL CLAIM" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature from activities or events taking place during or prior to a Credit Party's or any of its Subsidiaries' ownership or operation of any Real Property and arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action required by an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

            "ENVIRONMENTAL LAWS" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 ET SEQ., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 ET SEQ., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 ET SEQ., Clean Air Act of 1966, as amended, 42

      USC 7401 ET SEQ., Toxic Substances Control Act of 1976, 15 USC 2601 ET SEQ., Hazardous Materials Transportation Act, 49 USC App. 1801 ET SEQ., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 ET SEQ., Oil Pollution Act of 1990, 33 USC 2701 ET SEQ., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 ET SEQ., National Environmental Policy Act of 1969, 42 USC 4321 ET SEQ., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) ET SEQ., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

            "EQUITY ISSUANCE" means any issuance by MSN Holdings, a Credit Party or any of its Subsidiaries to any Person of (a) shares of its Capital Stock or other equity interests, (b) any shares of its Capital Stock or other equity interests pursuant to the exercise of options (other than Capital Stock issued to employees, officers and directors pursuant to employees, officers or directors stock option plans and Capital Stock issued to consultants) or warrants or (c) any shares of its Capital Stock or other equity interests pursuant to the conversion of any debt securities to equity. The amount of any Equity Issuance shall be the net cash proceeds derived therefrom, including, in the case of any conversion of any debt securities into equity the principal amount of such debt.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA AFFILIATE" means an entity, whether or not incorporated, which is under common control with a Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes a Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

            "EURODOLLAR LOAN" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

            "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

            EURODOLLAR RATE =    LONDON INTERBANK OFFERED RATE
            ---------------   ----------------------------------
                              1 - Eurodollar Reserve Percentage

            "EURODOLLAR RESERVE PERCENTAGE" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            "EVENT OF DEFAULT" has the meaning specified in Section 9.1.

            "EXCESS CASH FLOW" means, for any fiscal year period of the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to
      (a) Free Cash Flow for such period PLUS (b) any interest income of the Credit Parties and their Subsidiaries for such period MINUS (c) the Total Debt Service (exclusive of amortization of debt discount or premium) for such period PLUS (or MINUS) (d) any decrease (or increase) in the Net Working Investment at the end of such period, when compared with the Net Working Investment at the end of the prior fiscal year period MINUS (e) cash Investments of the type described in clauses (f) and (g) of the definition of Permitted Investments and actually made pursuant to Section
      8.6 MINUS (f) the Net Cash Proceeds of any Asset Disposition to the extent applied during such period toward the acquisition of Eligible Assets pursuant to Section 8.6.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "EXTENSION OF CREDIT" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

            "FEDERAL FUNDS RATE" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "FEE LETTER" means that certain letter agreement dated as of August 20, 2001 among Bank of America, BAS and Warburg, as it may be amended, modified, supplemented or replaced from time to time.

            "FIXED CHARGE COVERAGE RATIO" means, as of the end of each fiscal quarter of the Borrower, for the twelve month period ending on such date with respect to the Credit

      Parties and their Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) EBITDAR for the applicable period MINUS (ii) cash Capital Expenditures for the applicable period MINUS (iii) Cash Taxes for the applicable period to (b) Fixed Charges for the applicable period.

            "FIXED CHARGES" means, as of any date for the twelve month period ending on such date with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (i) cash Interest Expense for the applicable period PLUS (ii) Scheduled Funded Debt Payments for the applicable period PLUS (iii) Rent Expense for the applicable period.

            "FOREIGN SUBSIDIARIES" means all Subsidiaries of a Credit Party that are not Domestic Subsidiaries.

            "FREE CASH FLOW" means, for any fiscal year period, EBITDA for such period minus the following amounts, without duplication, (a) all cash payments of income taxes by the Credit Parties and their Subsidiaries during such period; (b) Capital Expenditures for such period, to the extent that such Capital Expenditures are permitted by Section 8.13 and are not financed during such period (and are not reasonably expected by any Credit Party to be financed in the upcoming fiscal year) with the proceeds of Indebtedness of any Credit Party or any Subsidiary of any Credit Party under Section 8.1(d); (c) all Restricted Payments made in such period to the extent permitted under Section 8.7(b); and (d) capitalized costs of internal development of software for such period; PLUS (e) cash extraordinary items of income or expense during such period.

            "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "FUNDED INDEBTEDNESS" means, without duplication, the sum of (a) all Indebtedness (other than Hedging Agreements) of the Credit Parties and their Subsidiaries for borrowed money (it being understood that with respect to Indebtedness incurred with an original issue discount, the obligations shall consist of the then accreted value), (b) all obligations of a Credit Party or any of its Subsidiaries evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (not including trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof),
      (c) all obligations of a Credit Party or any of its Subsidiaries under conditional sale or other title retention agreements relating to property purchased by a Credit Party or any of its Subsidiaries (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of a Credit Party or any of its Subsidiaries issued or assumed as the deferred purchase price of property or services purchased by a Credit Party or any of its Subsidiaries (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of a Credit Party or any of its Subsidiaries, prepared in accordance with GAAP, (e) the principal portion of all obligations of the Credit Parties and their Subsidiaries under (i) Capital Leases and (ii) Synthetic Leases,
      (f) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of a Credit Party or one of its Subsidiaries and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by a Credit Party or any of its Subsidiaries and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time on or prior to the Maturity Date for Tranche B Term Loans, (h) all obligations of a Credit Party or any of its Subsidiaries to repurchase any securities issued by a Credit Party or any of its Subsidiaries at any time on or prior to the Maturity Date for Tranche B Term Loans which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (i) the aggregate amount of uncollected accounts receivable of a Credit Party or any of its Subsidiaries subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to a Credit Party or any of its Subsidiaries (whether or not such transaction would be reflected on the balance sheet of a Credit Party or any of its Subsidiaries in accordance with GAAP), (j) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Indebtedness of another Person, (k) all Funded Indebtedness of another entity secured by a Lien on any property of a Credit Party or any of its Subsidiaries whether or not such Funded Indebtedness has been assumed by a Credit Party or any of its Subsidiaries and (l) all Funded Indebtedness of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture.

            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

            "GE" means General Electric Pension Trust.

            "GOVERNMENTAL AUTHORITY" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "GUARANTOR" means the Parent, each of the Domestic Subsidiaries, each Additional Credit Party which has executed a Joinder Agreement, or any other Person who becomes a Guarantor, together with their successors and assigns.

            "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or
      (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

            "HAZARDOUS MATERIALS" means any substance, material or waste defined or regulated in or under any Environmental Laws.

            "HEDGING AGREEMENTS" means any interest rate protection agreement, foreign exchange contract, currency swap agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreement or other similar agreement, designed to protect a Credit Party or any of its Subsidiaries against fluctuations in currency.

            "HOLDINGS PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by MSN Holdings in favor of the Collateral Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

            "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (not including trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) Synthetic Leases, (h) all obligations of such Person in respect of Hedging Agreements, (i) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, redemption or other acceleration by a fixed date, (k) all obligations of such Person to repurchase any securities issued by such Person at any time on or prior to the Maturity Date for Tranche B Term Loans which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (l) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

            "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in Section 6.19.

            "INTEREST EXPENSE" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases and the implied interest component under Synthetic Leases, as determined in accordance with GAAP; it being understood that Interest Expense shall include the amortized cost of any Hedging Agreement, to the extent permitted by GAAP.

            "INTEREST PAYMENT DATE" means (a) as to Base Rate Loans, the last Business Day of each fiscal quarter of the Borrower and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

            "INTEREST PERIOD" means as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); PROVIDED, HOWEVER, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date, (c) with regard to the Tranche A Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Tranche A Term Loans comprised of Base Rate Loans together with the portion of Tranche A Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date, (d) with regard to the Tranche B Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Tranche B Term Loans comprised of Base Rate Loans together with the portion of Tranche B Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and (e) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month. Notwithstanding the above, for the first 180 days subsequent to the Closing Date, the Borrower may not, without the consent of the Administrative Agent, request any Interest Period other than a one month Interest Period for any Eurodollar Loans.

            "INVESTMENT" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or
      (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

            "ISSUING LENDER" means Bank of America, N.A.

            "ISSUING LENDER FEES" has the meaning set forth in Section 3.4(b)(iii).

            "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of EXHIBIT 7.13.

            "LENDER" means any of the Persons identified as a "LENDER" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

            "LETTER OF CREDIT" means a Letter of Credit issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced.

            "LEVERAGE RATIO" means, as of the end of each fiscal quarter of the Borrower, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) the sum of Funded Indebtedness on such date to (b) EBITDA for the twelve month period ending on such date.

            "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

            "LOAN" or "LOANS" means the Revolving Loans, the Swing Line Loans, the Tranche A Term Loans and the Tranche B Term Loans (or a portion of any Revolving Loans, Swing Line Loan, the Tranche A Term Loans or the Tranche B Term Loans), individually or collectively, as appropriate.

            "LOC COMMITTED AMOUNT" has the meaning set forth in Section 2.2(a).

            "LOC DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for
      (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

            "LOC OBLIGATIONS" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
      (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

            "LOC PARTICIPANTS" means the Lenders which have a Revolving Loan Commitment Percentage greater than zero.

            "LONDON INTERBANK OFFERED RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) in each case determined by the Administrative Agent to be equal to:

            (a) the offered rate that appears on the Bridge Information System's Telerate Service (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

            (b) if for any reason the foregoing rate in clause (i) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

            (c) if for any reason the foregoing rates in clauses (i) and (ii) are unavailable or undeterminable, the rate of interest at which deposits in Dollars for delivery on the first day of the applicable Interest in same day funds in the approximate amount of the applicable Eurodollar Loan for a term equivalent to the applicable Interest Period would be offered by the London branch of Bank of America to major banks in the offshore Dollar market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period.

            "MANAGEMENT GROUP" means the collective reference to Robert J. Adamson, Kevin S. Little and Patricia Donohoe.

            "MANDATORY BORROWING" has the meaning set forth in Section 2.2(e).

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge same), the operations, financial condition or business of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its obligations in all material respects under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

            "MATURITY DATE" means (i) as to Revolving Loans, Letters of Credit (and the related LOC Obligations) and the Tranche A Term Loans, October 26, 2006 and (ii) as to the Tranche B Term Loans, October 26, 2007.

            "MERGER" means the Merger (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement.

            "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of August 20, 2001 by and among Warburg, MSN Acquisition Corp., MSN Holdings and the stockholders of MSN Holdings identified on Schedule 1 thereto.

            "MOODY'S" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

            "MSN HOLDINGS" means MSN Holdings, Inc., a Delaware corporation, together with any successors and permitted assigns.

            "MULTIEMPLOYER PLAN" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

            "MULTIPLE EMPLOYER PLAN" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which a Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

            "NET CASH PROCEEDS" means the gross cash proceeds (including cash actually received (but only when received) by way of deferred payment pursuant to a promissory note, receivable, or otherwise) received from an Asset Disposition, net of (a) actual transaction costs paid or payable to third parties, (b) a good faith estimate of the taxes payable with respect to such proceeds, including, without duplication, withholding taxes and any taxes payable to a third party in connection with distribution of such proceeds from a

      Subsidiary of a Credit Party to such Credit Party, (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with the terms of the applicable agreements governing such Asset Disposition as long as such reserve amounts are placed in escrow with a third party and (d) any payments to be made by a Credit Party or any of its Subsidiaries, as agreed to between such Credit Party or such Subsidiary and the purchaser of such asset or assets, in connection with such sale or disposition.

            "NET INCOME" means, for any period, the net income after Interest Expense, taxes and depreciation and amortization for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

            "NET WORKING INVESTMENT" means, at any date, Adjusted Current Assets MINUS Current Liabilities, all determined at such date.

            "NON-EXCLUDED TAXES" has the meaning set forth in Section 3.13.

            "NOTE" or "NOTES" means the Revolving Notes, the Tranche A Term Notes, the Tranche B Term Notes and the Swing Line Notes, individually or collectively, as appropriate.

            "NOTICE OF BORROWING" means a request by the Borrower for a Revolving Loan, in the form of EXHIBIT 2.1.

            "NOTICE OF CONTINUATION/CONVERSION" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of EXHIBIT 2.6.

            "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

            "PARENT" means Medical Staffing Holdings, LLC, a Delaware limited liability company, together with any successors and permitted assigns.

            "PARTICIPATION INTEREST" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2, in Swing Line Loans as provided in
      Section 2.5(c) or in any Loans as provided in Section 3.8.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

            "PERMITTED ACQUISITION" means an Acquisition by a Credit Party (other than the Parent) or any Subsidiary of a Credit Party for consideration no greater than the fair market value (as conclusively determined in good faith by the Board of Directors of the Borrower) of the Capital Stock or property acquired; PROVIDED that
      (a) the property acquired (or the property of the Person acquired) in such Acquisition constitutes Eligible Assets (or goodwill associated therewith), (b) the Administrative Agent shall have received all items in respect of the Capital Stock or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.13,
      (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of its chief financial officer demonstrating that, upon giving effect to such Acquisition on a pro forma basis, the Credit Parties are in compliance with all of the covenants set forth in
      Section 7.11, (e) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) at the time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist or be continuing and (g) after giving effect to such Acquisition, the aggregate consideration (including cash and non-cash consideration and any assumption of liabilities, but excluding earn-out obligations permitted hereunder) for all such Acquisitions during the term of this Credit Agreement shall not exceed the sum of $10,000,000.

      Notwithstanding the terms of subclause (g) above, the $10 million acquisition basket identified in the preceding sentence may be increased by (i) the amount of additional Capital Stock issued by MSN Holdings subsequent to the Closing Date; provided that the cash received from the issuance of such Capital Stock is directly or indirectly contributed to the Borrower and used by the Borrower within five (5) days of such contribution to consummate an Acquisition and (ii) the amount of Net Cash Proceeds from any Qualified IPO retained by MSN Holdings and contributed to the Borrower after making the prepayments required by Section 3.3(b)(iii), provided that prior to making any Acquisition which would cause the aggregate consideration for all Acquisitions to exceed the sum of $10,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer demonstrating that, upon giving effect to such Acquisition on a pro forma basis, the Leverage Ratio is not greater than the Leverage Ratio required by Section 7.11(a) for the most recent fiscal quarter end.

            "PERMITTED HOLDERS" means the collective reference to Warburg, Navis Partners V, L.P., Kennedy Plaza Partners III, LLC, Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., Chisholm Partners IV, L.P., Kennedy Plaza Partners II, LLC, GE, Edward Albert, Jr., Piper Jaffray Healthcare Fund II, L.P., Piper Jaffray Healthcare Fund III, L.P. and the Management Group.

            "PERMITTED INVESTMENTS" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business of a Credit Party and payable or dischargeable in accordance with customary trade terms or otherwise in the prudent judgment of a Credit Party, (c) inventory, raw materials and general intangibles (to the extent such general intangibles are not a Capital

      Expenditure) acquired in the ordinary course of business, (d) Investments by one Credit Party in another Credit Party other than the Parent, (e) Investments by the Credit Parties (other than the Parent) in the Parent in an aggregate amount not to exceed $250,000 during the term of this Credit Agreement, (f) Investments in Permitted Acquisitions, (g) loans to directors, officers, employees or agents in the ordinary course of business for reasonable business expenses or in connection with relocation, not to exceed $500,000 in the aggregate at any one time, (h) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition permitted by this Credit Agreement in an amount not to exceed $1,000,000 in the aggregate during the term of this Credit Agreement, (i) Investments in Capital Expenditures to the extent such Capital Expenditures are permitted by Section 8.13 and (j) Investments existing as of the Closing Date and set forth on SCHEDULE 8.6.

            "PERMITTED LIENS" means (a) Liens securing Credit Party Obligations,
      (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes,
      (h) judgment Liens that would not constitute an Event of Default, (i) Liens on property of any Person securing purchase money Indebtedness of such Person permitted under Section 8.1(d) and PROVIDED that any such Lien attaches to such property concurrently or within 90 days after the acquisition thereof and PROVIDED FURTHER that the principal amount of the Indebtedness secured shall not be less than 70% of the value of the asset subject to such Lien, (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution and (k) Liens on property of any Person securing purchase money Indebtedness of such Person assumed in connection with a Permitted Acquisition and permitted under Section 8.1(f).

            "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

            "PIK FINANCING" means the combination of common stock, preferred stock and senior unsecured promissory notes issued by MSN Holdings to the Permitted Holders and certain other investors that (a) does not have a cash dividend or a mandatory redemption feature of any kind prior to the date 365 days after the full repayment of the Credit Party Obligations (other than the obligation to repay or redeem up to $60 million of such stock and notes upon the occurrence of a Qualified IPO as contemplated by the terms of Section 3.3(b)(iii)), (b) does not require MSN Holdings to make any payments of interest other than payments of interest in kind until 365 days after the full repayment of the Credit Party Obligations and (c) does not require any payment of principal until 365 days after the full repayment of the Credit Party Obligations.

            "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which a Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

            "PLEDGE AGREEMENT" means any Pledge Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

            "PRIME RATE" means, for any day, the rate per annum in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "PRINCIPAL AMORTIZATION PAYMENT" means a principal payment on the Tranche A Term Loans as set forth in Section 2.3(c) or on the Tranche B Term Loans as set forth in Section 2.4(c).

            "PRINCIPAL AMORTIZATION PAYMENT DATE" means the date a Principal Amortization Payment is due.

            "PRIOR CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of February 10, 2000, among MSN Holdings, the Borrower, the lenders party thereto, Bank of America, N.A., as agent and General Electric Capital Corporation, as co-agent, as amended or modified from time to time.

            "PRO FORMA" means, with respect to a Permitted Acquisition, that such Permitted Acquisition shall be deemed to have occurred as of the first day of the twelve month period ending as of the last day of the most recent fiscal quarter for which the Lenders have received the financial information required by Section 7.1(b).

            "QUALIFYING IPO" means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 (or any successor form)) of the common Capital Stock of MSN Holdings
      (a) pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering ) and (b) resulting in gross proceeds of at least $50 million.

            "REAL PROPERTIES" shall have the meaning set forth in Section 6.18.

            "RECOVERY EVENT" means the receipt by the Credit Parties or any of their Subsidiaries of any cash insurance proceeds, condemnation award payable or indemnification payments from other third parties by reasons of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

            "REGULATION D, O, T, U, OR X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "RENT EXPENSE" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all rent payable under Operating Leases (whether a lease of real property, personal property or mixed), as determined in accordance with GAAP.

            "REPLACEMENT LENDER" has the meaning set forth in Section 3.15.

            "REPORTABLE EVENT" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

            "REQUIRED LENDERS" means, Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean
      (a) at any time prior to the termination of the Commitments, the sum of
      (i) the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (ii) the Tranche A Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of the Tranche A Term Loans outstanding at such time plus (iii) the Tranche B Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of the Tranche B Term Loans outstanding at such time, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit and Swing Line Loans.

            "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

            "RESTRICTED PAYMENT" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Person, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Person), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Person, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Person, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Person, now or hereafter outstanding and (iv) any payment of any management fee to any Person.

            "REVOLVING COMMITTED AMOUNT" means TWENTY MILLION DOLLARS ($20,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

            "REVOLVING LOAN COMMITMENT PERCENTAGE" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on
      SCHEDULE 1.1(A), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

            "REVOLVING LOANS" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

            "REVOLVING NOTE" or "REVOLVING NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of EXHIBIT 2.1(E).

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "SECURITY AGREEMENT" means any Security Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

            "SCHEDULED FUNDED DEBT PAYMENTS" means, for any period, the sum of all scheduled payments of principal on Funded Indebtedness (including the implied principal component of payments due on Capital Leases and Synthetic Leases, but excluding any voluntary prepayments or mandatory prepayments required pursuant to Section 3.3), as determined in accordance with GAAP.

            "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

            "SOLVENT" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and
      (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "STANDBY LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.4(b)(i).

            "SUBORDINATED DEBT" means the Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with Permitted Acquisitions in an aggregate amount not to exceed $2,500,000 at any one time outstanding which is subordinated to the Credit Party Obligations in a manner and form satisfactory to the Administrative Agent and the Required Lenders in their sole discretion.

            "SUBSIDIARY" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

            "SWING LINE LENDER" means Bank of America, N.A.

            "SWING LINE LOANS" means the loans made by the Swing Line Lender pursuant to Section 2.5.

            "SWING LINE COMMITTED AMOUNT" means Two Million Dollars
      ($2,000,000).

            "SWING LINE LOAN REQUEST" means a request by the Borrower for a Swing Line Loan in substantially the form of EXHIBIT 2.5(B).

            "SWING LINE LOAN NOTE" means the promissory note of the Borrower in favor of the Swing Line Lender evidencing the Swing Line Loans provided pursuant to Section 2.5, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of EXHIBIT 2.5(D).

            "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

            "TERMINATION EVENT" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of a Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan covered by Title IV of ERISA, provided that with respect to the event or condition described in Section 4042(a)(4) of ERISA, the PBGC shall have notified any Credit Party or any of their Subsidiaries or any ERISA Affiliates that it has made a determination that such Plan should be terminated on such basis; or (f) the complete or partial withdrawal of a Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

            "TOTAL DEBT SERVICE" means, for any period, the sum of (a) the aggregate interest charges incurred by the Credit Parties and their Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP and the portion of any debt discount or premium (but not expenses of issuance) that shall be amortized in such period and (b) the aggregate amount of all Scheduled Funded Debt Payments for such period.

            "TRADE LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.4(b)(ii).

            "TRANCHE A TERM LOAN COMMITMENT PERCENTAGE" means, for each Lender, the percentage identified as its Tranche A Term Loan Commitment Percentage on SCHEDULE 1.1(A), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

            "TRANCHE A TERM LOAN COMMITTED AMOUNT" means FORTY MILLION DOLLARS ($40,000,000).

            "TRANCHE A TERM LOANS" means the Tranche A Term Loans made to the Borrower pursuant to Section 2.3.

            "TRANCHE A TERM NOTE" or "TRANCHE A TERM NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche A Term Loans provided pursuant to Section 2.3, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of EXHIBIT 2.3(D).

            "TRANCHE B TERM LOAN COMMITMENT PERCENTAGE" means, for each Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on SCHEDULE 1.1(A), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

            "TRANCHE B TERM LOAN COMMITTED AMOUNT" means SIXTY MILLION DOLLARS ($60,000,000).

            "TRANCHE B TERM LOANS" means the Tranche B Term Loans made to the Borrower pursuant to Section 2.4.

            "TRANCHE B TERM NOTE" or "TRANCHE B TERM NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche B Term Loans provided pursuant to Section 2.4, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of EXHIBIT 2.4(D).

            "UNUSED COMMITMENT" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of LOC Obligations outstanding.

            "VOTING STOCK" of a corporation means all classes of the Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "WARBURG" means Warburg, Pincus Private Equity VIII, L.P., a Delaware limited partnership.

            "WHITNEY PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated as of September 29, 2000 by and among MSN Holdings, the Borrower and J.H. Whitney Mezzanine Fund, L.P., as amended or modified from time to time.

            "WHOLLY OWNED SUBSIDIARY" means any Person 100% of whose Voting Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by the Borrower.

      1.2   COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

      1.3   ACCOUNTING TERMS.

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(c)); provided, HOWEVER, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

      Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.11, for purposes of
the definition of "Applicable Percentage" set forth in Section 1.1 and for purposes of computing the Leverage Ratio in Section 3.3(b)(v), in connection with any Permitted Acquisition, income statement and balance sheet items (whether positive or negative) attributable to the property acquired in any Permitted Acquisition and any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition shall be included to the extent relating to any period applicable in such calculations occurring after the date of such Permitted Acquisition (and, notwithstanding the foregoing, during the first four fiscal quarters following the date of such Permitted Acquisition, (i) such Permitted Acquisition and any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition (A) shall be deemed to have occurred on the first day of the four fiscal quarter period immediately preceding the date of such Permitted Acquisition and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); PROVIDED, FURTHER, HOWEVER, for purposes of calculating Days Sales Outstanding set forth in Section 7.11(d), revenues attributable to the property acquired in any Permitted Acquisition shall be included to the extent relating to any period applicable in such calculation only if the accounts receivable related to such Permitted Acquisition have been acquired by the applicable Person and are included to the extent applicable in such calculation.

      1.4   TIME.

      All references to time herein shall be references to Eastern Standard time or Eastern Daylight time, as the case may be, unless specified otherwise.

                                    SECTION 2
                                CREDIT FACILITIES

      2.1   REVOLVING LOANS.

            (a) REVOLVING LOAN COMMITMENT. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "REVOLVING LOAN" and collectively the "REVOLVING LOANS") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); PROVIDED, HOWEVER, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations plus (other than the Swing Line Lender) such Lender's pro rata share of Swing Line Loans outstanding shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including
      Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

            (b) METHOD OF BORROWING FOR REVOLVING LOANS. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Notice of Borrowing in the form of EXHIBIT 2.1 to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section
      5.2. If the Borrower shall fail to specify (x) an Interest Period in the case of a Eurodollar Loan, then such Eurodollar Loan shall be deemed to have an Interest Period of one month, or (y) the type of Revolving Loan requested, then such Revolving Loan shall be deemed to be a Base Rate Loan. All Revolving Loans on the Closing Date shall be Base Rate Loans unless the Borrower delivers to the Administrative Agent at least three Business Days prior to the Closing Date a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent. Thereafter, all or any portion of the Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.6 and the definition of "Interest Period" set forth in Section 1.1.

            (c) FUNDING OF REVOLVING LOANS. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the applicable Lenders as to the terms thereof. Each such Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

            No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; PROVIDED, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing, and thereafter at a rate equal to the Base Rate.

            (d) REDUCTIONS OF REVOLVING COMMITTED AMOUNT. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; PROVIDED that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

            (e) REVOLVING LOAN NOTES. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount and in substantially the form of EXHIBIT 2.1(E).

      2.2   LETTER OF CREDIT SUBFACILITY.

            (a) ISSUANCE. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by the Credit Parties or their Subsidiaries under this Credit Agreement), the Issuing Lender shall from time to time upon request issue, in Dollars, and the LOC Participants shall participate in, letters of credit (the "LETTERS OF CREDIT") for the account of a Credit Party or any of its Subsidiaries, from the Closing Date until the Maturity Date, in a form acceptable to the Issuing Lender; PROVIDED, HOWEVER, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC COMMITTED AMOUNT"), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding plus Swing Line Loans outstanding shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations plus its (other than the Swing Line Lender) pro rata share of outstanding Swing Line Loans shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The issuance of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Credit Party or any of its Subsidiaries or (y) a commercial letter of credit in respect of the purchase of goods or services by a Credit Party or any of its Subsidiaries in the ordinary course of business; it being understood that any Letter of Credit issued on behalf of a Foreign Subsidiary must be permitted by the terms of Section 8.6. Each Letter of Credit shall comply with the related LOC Documents.

            (b) NOTICE AND REPORTS. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit.

            (c) PARTICIPATIONS. Each LOC Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (d) REIMBURSEMENT. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for Base Rate Loans that are Revolving Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment that the applicable account party or the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Collateral Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Administrative Agent, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

            (e) REPAYMENT WITH REVOLVING LOANS. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "MANDATORY BORROWING") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section
      9.2 or otherwise) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or
      (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; PROVIDED, FURTHER, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

            (f) DESIGNATION OF SUBSIDIARIES AS ACCOUNT PARTIES. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; PROVIDED that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

            (g) MODIFICATION AND EXTENSION. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

            (h) UNIFORM CUSTOMS AND PRACTICES. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued,
      (i) the rules of the "International Standby Practices 1998" (the "ISP") published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the "UCP"), as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

            (i) RESPONSIBILITY OF ISSUING LENDER. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; PROVIDED, HOWEVER, that nothing set forth in this
      Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (j) CONFLICT WITH LOC DOCUMENTS. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

            (k) INDEMNIFICATION OF ISSUING LENDER.

                        (i) In addition to its other obligations under this
            Credit Agreement, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "GOVERNMENT ACTS").

                        (ii) As between the Credit Parties and the Issuing
            Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit;
            (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and
            (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                        (iii) In furtherance and extension and not in limitation
            of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                        (iv) Nothing in this subsection (k) is intended to limit
            the reimbursement obligation of the Borrower contained in this
            Section 2.2. The obligations of the Borrower under this subsection
            (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                        (v) Notwithstanding anything to the contrary contained
            in this subsection (k), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Credit Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

            (l) LIMITATION ON OBLIGATION OF THE ISSUING LENDER. Notwithstanding anything contained herein to the contrary, the Issuing Lender shall not be under any obligation to issue, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing a Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any government with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or any such Letter of Credit in particular, or shall impose upon the Issuing Lender with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, costs or expense which was not applicable on the Closing Date and which the Issuing Lender should deem material to it in good faith, or (ii) the issuance, renewal or extension would violate or otherwise contravene its internal policy.

      2.3   TRANCHE A TERM LOANS.

            (a) TRANCHE A TERM LOAN. Subject to the terms and conditions set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date a term loan (collectively, the "TRANCHE A TERM LOANS") to the Borrower, in Dollars, in an amount equal to such Lender's Tranche A Term Loan Commitment Percentage, if any, of the Tranche A Term Loan Committed Amount; PROVIDED that the aggregate amount of such Tranche A Term Loans made on the Closing Date shall not exceed the Tranche A Term Loan Committed Amount. Once repaid, Tranche A Term Loans cannot be reborrowed.

            (b) FUNDING OF TRANCHE A TERM LOANS. On the Closing Date, each applicable Lender will make its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the Tranche A Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Tranche A Term Loans are made available to the Administrative Agent. All Tranche A Term Loans on the Closing Date shall be Base Rate Loans. Thereafter, all or any portion of the Tranche A Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section
      2.6 and the definition of "Interest Period" set forth in Section 1.1.

            No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Tranche A Term Loan hereunder; PROVIDED, HOWEVER, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has or will make the amount of its Tranche A Term Loans available to the Administrative Agent on the Closing Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Tranche A Term Loan and (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing and thereafter at a rate equal to the Base Rate.

            (c) AMORTIZATION. The principal amount of the Tranche A Term Loans shall be repaid in quarterly payments on the dates set forth below:


            Principal Amortization                 Tranche A Term Loan Principal
                Payment Dates                           Amortization Payment
            ----------------------                 -----------------------------

            March 31, 2003                                  $1,350,000
            June 30, 2003                                   $1,350,000
            September 30, 2003                              $1,350,000
            December 31, 2003                               $1,350,000
            March 31, 2004                                  $2,850,000
            June 30, 2004                                   $2,850,000
            September 30, 2004                              $2,850,000
            December 31, 2004                               $2,850,000
            March 31, 2005                                  $3,725,000
            June 30, 2005                                   $3,725,000
            September 30, 2005                              $3,725,000
            December 31, 2005                               $3,725,000
            March 31, 2006                                  $2,075,000
            June 30, 2006                                   $2,075,000
            September 30, 2006                              $2,075,000
            October 26, 2006                                $2,075,000

            Total                                          $40,000,000

            (d) TRANCHE A TERM NOTES. The portion of the Tranche A Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount and substantially in the form of EXHIBIT 2.3(D).

      2.4   TRANCHE B TERM LOANS.

            (a) TRANCHE B TERM LOAN. Subject to the terms and conditions set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date a term loan (collectively, the "TRANCHE B TERM LOANS") to the Borrower, in Dollars, in an amount equal to such Lender's Tranche B Term Loan Commitment Percentage, if any, of the Tranche B Term Loan Committed Amount; PROVIDED that the aggregate amount of such Tranche B Term Loans made on the Closing Date shall not exceed the Tranche B Term Loan Committed Amount. Once repaid, Tranche B Term Loans cannot be reborrowed.

            (b) FUNDING OF TRANCHE B TERM LOANS. On the Closing Date, each applicable Lender will make its Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the Tranche B Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Tranche B Term Loans are made available to the Administrative Agent. All Tranche B Term Loans on the Closing Date shall be Base Rate Loans. Thereafter, all or any portion of the Tranche B Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section
      2.6 and the definition of "Interest Period" set forth in Section 1.1.

            No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Tranche B Term Loan hereunder; PROVIDED, HOWEVER, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has or will make the amount of its Tranche B Term Loans available to the Administrative Agent on the Closing Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the

      Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Tranche B Term Loan and
      (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing and thereafter at a rate equal to the Base Rate.

            (c) AMORTIZATION. The principal amount of the Tranche B Term Loans shall be repaid in quarterly payments on the dates set forth below:


            Principal Amortization              Tranche B Term Loan Principal
                Payment Dates                         Amortization Payment
            ----------------------              -------------------------------

            March 31, 2003                                  $150,000
            June 30, 2003                                   $150,000
            September 30, 2003                              $150,000
            December 31, 2003                               $150,000
            March 31, 2004                                  $150,000
            June 30, 2004                                   $150,000
            September 30, 2004                              $150,000
            December 31, 2004                               $150,000
            March 31, 2005                                  $150,000
            June 30, 2005                                   $150,000
            September 30, 2005                              $150,000
            December 31, 2005                               $150,000
            March 31, 2006                                $2,450,000
            June 30, 2006                                 $2,450,000
            September 30, 2006                            $2,450,000
            December 31, 2006                             $2,450,000
            March 31, 2007                               $12,100,000
            June 30, 2007                                $12,100,000
            September 30, 2007                           $12,100,000
            October 26, 2007                             $12,100,000

            Total                                        $60,000,000


            (d) TRANCHE B TERM NOTES. The portion of the Tranche B Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount and substantially in the form of EXHIBIT 2.4(D).

      2.5   SWING LINE LOANS SUBFACILITY.

            (a) SWING LINE LOANS. The Swing Line Lender hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, to make loans to the Borrower in Dollars at any time and from time to time during the period from and including the Closing Date to but not including the Maturity Date (each such loan, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); PROVIDED that (i) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount and (ii) the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Prior to the Maturity Date, Swing Line Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof.

            (b) METHOD OF BORROWING AND FUNDING SWING LINE LOANS. By no later than 1:00 p.m., on the date of the requested borrowing of Swing Line Loans, the Borrower shall telephone the Swing Line Lender as well as submit a Swing Line Loan Request to the Swing Line Lender in the form of
      EXHIBIT 2.5(B) setting forth (i) the amount of the requested Swing Line Loan and (ii) the date of the requested Swing Line Loan and complying in all respects with Section 5.2. The Swing Line Lender shall initiate the transfer of funds representing the Swing Line Loan advance to the Borrower by 3:00 p.m. on the Business Day of the requested borrowing.

            (c) REPAYMENT AND PARTICIPATIONS OF SWING LINE LOANS. The Borrower agrees to repay all Swing Line Loans within one Business Day of demand therefor by the Swing Line Lender. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swing Line Loan, and in any event upon (i) a request by the Swing Line Lender, (ii) the occurrence of an Event of Default described in Section 9.1(e) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Lender shall irrevocably and unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Lender's Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swing Line Lender at the address provided in Section 11.1, or at such other address as the Swing Line Lender may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to the Swing Line Lender by any Lender, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swing Line Lender's demand therefor, and until such time as such Lender makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swing Line Lender to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Lender failed to purchase pursuant to this Section 2.5(c) until such amount has been purchased (as a result of such assignment or otherwise).

            (d) SWING LINE NOTE. The Swing Line Loans made by the Swing Line Lender shall be evidenced by a duly executed promissory note of the Borrower to the Swing Line Lender in the face amount of the Swing Line Committed Amount and in substantially the form of EXHIBIT 2.5(D).

      2.6   CONTINUATIONS AND CONVERSIONS.

      The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; PROVIDED, HOWEVER, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of EXHIBIT 2.6, in compliance with the terms set forth below, (b) except as provided in Section 3.12, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (c) after notice from the Administrative Agent or the Required Lenders, Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default, (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period and (e) any request for continuation or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (A) whether the Loans to be continued or converted are Revolving Loans, Tranche A Term Loans or Tranche B Term Loans,
(B) whether the Borrower wishes to continue or convert such Loans and (C) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

      2.7   MINIMUM AMOUNTS.

      Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof, (b) each Base Rate Loan (other than any Swing Line Loan) shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $500,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount, the Swing Line Committed Amount, the Tranche A Term Loan Committed Amount or the Tranche B Term Loan Committed Amount, as applicable, (c) each Swing Line Loan shall be in a minimum amount of $500,000 and (d) no more than five Eurodollar Loans which are

Revolving Loans, five Eurodollar Loans which are Tranche A Term Loans and five Eurodollar Loans which are Tranche B Term Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

                                    SECTION 3
                     GENERAL PROVISIONS APPLICABLE TO LOANS
                              AND LETTERS OF CREDIT

      3.1   INTEREST.

            (a) INTEREST RATE. All Base Rate Loans shall accrue interest at the Adjusted Base Rate, and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate. All Swing Line Loans shall accrue interest at the Adjusted Base Rate.

            (b) DEFAULT RATE OF INTEREST. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

            (c) INTEREST PAYMENTS. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day (except that in the case of Eurodollar Loans, where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day).

      3.2   PLACE AND MANNER OF PAYMENTS.

      All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the date of receipt thereof if any such payment is received prior to 2:00 p.m.; otherwise the Administrative

Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

      3.3   PREPAYMENTS.

            (a) VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; PROVIDED, HOWEVER, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14;
      (ii) each such partial prepayment of Loans shall be (A) in the case of Revolving Loans, the Tranche A Term Loan and the Tranche B Term Loan, in the minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining principal balance of the Revolving Loans, the Tranche A Term Loan or the Tranche B Term Loan, as applicable, if less) and (B) in the case of Swing Line Loans, in the minimum principal amount of $500,000 and integral multiples of $500,000 in excess thereof (or the remaining principal balance of the Swing Line Loans, if less) and (iii) any prepayment of the Tranche A Term Loan or the Tranche B Term Loan shall be applied ratably to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to the remaining Principal Amortization Payments thereof). Subject to the foregoing terms, amounts prepaid hereunder shall be applied as the Borrower may elect; PROVIDED that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Revolving Loans and then ratably to the Tranche A Term Loan and the Tranche B Term Loan, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities and then to Swing Line Loans.

            (b)   MANDATORY PREPAYMENTS.

                  (i) REVOLVING COMMITTED AMOUNT. If at any time (A) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of LOC Obligations outstanding exceeds the Revolving Committed Amount, (B) the aggregate amount of Swing Line Loans outstanding exceeds the Swing Line Committed Amount or (C) the aggregate amount of LOC Obligations outstanding exceeds the LOC Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount necessary to be in compliance with Sections 2.1, 2.2 and 2.5, as applicable.

                  (ii) ASSET DISPOSITIONS. The Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of any Asset Disposition (other than any Asset Disposition permitted by Sections 8.5(a) through (e), inclusive and Section 8.5(f) to the extent a mandatory prepayment is not required thereunder) (to be applied as set forth in Section 3.3(c) below).

                  (iii) ISSUANCES OF EQUITY. Immediately upon receipt by (a) MSN
            Holdings of proceeds from any Equity Issuance (other than equity contributed by the Permitted Holders) or (b) a Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance (other than equity indirectly contributed by the Permitted Holders), the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance to the Lenders (such prepayment to be applied as set forth in Section 3.3(c) below).

            Notwithstanding the foregoing terms of this Section 3.3(b)(iii), (A) if a Qualifying IPO is consummated within 12 months of the Closing Date, (I) up to $60 million of the Net Cash Proceeds of such Qualifying IPO may first be used by MSN Holdings to make payments on the PIK Financing and (II) 50% of the remaining Net Cash Proceeds from such Qualified IPO following the payment of the PIK Financing described in subclause (I) above shall be applied to prepay the Loans in accordance with Section 3.3(c) below; PROVIDED, THAT, (x) no Default or Event of Default shall exist and be continuing at the time of such payment of the PIK Financing and (y) the Borrower shall have delivered to the Administrative Agent, prior to MSN Holdings making such payment of the PIK Financing, a certificate of its chief financial officer demonstrating that, upon giving effect on a pro forma basis to the application of the proceeds of such Qualified IPO to the payment of the PIK Financing, the Leverage Ratio as of the end of the fiscal quarter most recently ending prior to such Qualifying IPO is less than 2.75 to 1.0 and (B) if a Qualifying IPO is consummated after a date 12 months from the Closing Date but prior to a date 24 months from the Closing Date, (I) up to $60 million of the Net Cash Proceeds of such Qualifying IPO may first be used by MSN Holdings to make payments on the PIK Financing and (II) 50% of the remaining Net Cash Proceeds from such Qualifying IPO following the payment of the PIK Financing described in subclause
            (I) above shall be applied to prepay the Loans in accordance with
            Section 3.3(c) below; PROVIDED, THAT, (x) no Default or Event of Default shall exist and be continuing at the time of such payment of the PIK Financing and (y) the Borrower shall have delivered to the Administrative Agent, prior to MSN Holdings making such payment of the PIK Financing, a certificate of its chief financial officer demonstrating that, upon giving effect on a pro forma basis to the application of the proceeds of such Qualified IPO to the payment of the PIK Financing, the Leverage Ratio as of the end of the fiscal quarter most recently ending prior to such Qualifying IPO is less than 2.5 to 1.0.

                  (iv) DEBT ISSUANCES. Immediately upon receipt by a Credit
            Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in Section 3.3(c) below).

                  (v) EXCESS CASH FLOW. Within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2002), the Borrower shall prepay the Loans in an amount equal to the sum of (A) 75% (if the Leverage Ratio as of the end of such fiscal year is equal to or greater than 2.5 to 1.0) or 50% (if the Leverage Ratio as of the end of such fiscal year is less than 2.5 to 1.0) of Excess Cash Flow for such prior fiscal year MINUS (B) the amount of any voluntary prepayments made during such fiscal year of the Tranche A Term Loan, the Tranche B Term Loan or (to the extent accompanied by a reduction in the Revolving Committed Amount) the Revolving Loans (such prepayment to be applied as set forth in Section 3.3(c) below).

                  (vi) RECOVERY EVENT. Subject to the terms and conditions of
            Section 7.6 hereof, immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Recovery Event, the Borrower shall forward 100% of the Net Cash Proceeds from such Recovery Event to the Lenders as a prepayment of the Loans (such prepayment to be applied as set forth in Section 3.3(c) below).

            (c) APPLICATION OF PREPAYMENTS. All amounts required to be paid pursuant to Section 3.3(b) shall be applied as follows: (i) with respect to all amounts prepaid pursuant to Section 3.3(b)(i), first to Revolving Loans, second to Swing Line Loans and third, to a cash collateral account in respect of LOC Obligations, (ii) with respect to all amounts required to be paid pursuant to Section 3.3(b)(iii), (iv) and (v), first pro rata to the Tranche A Term Loans and the Tranche B Term Loans (in each case to the remaining Principal Amortization Payments in inverse order of maturities thereof), second to the Revolving Loans (with a corresponding permanent reduction in the Revolving Committed Amount), third to the Swing Line Loans (with a corresponding reduction in the Revolving Committed Amount) and fourth to a cash collateral account in respect of LOC Obligations and (iii) with respect to all amounts prepaid pursuant to
      Section 3.3(b)(ii) and 3.3(b)(vi), pro rata to the Revolving Loans (with a corresponding permanent reduction in the Revolving Committed Amount), Swingline Loans (with a corresponding permanent reduction in the Revolving Committed Amount), LOC Obligations (to a cash collateral account in respect thereof) (with a corresponding permanent reduction in the Revolving Committed Amount), Tranche A Term Loans (to the remaining Principal Amortization Payments in inverse order of maturities thereof) and Tranche B Term Loans (to the remaining Principal Amortization Payments in inverse order of maturities thereof). Within the parameters of the application set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14.

      3.4   FEES.

            (a) COMMITMENT FEES. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed

      Amount), a fee equal to the product of (a) the Applicable Percentage for Commitment Fees multiplied by (b) the Unused Commitment (the "COMMITMENT FEES"). The accrued Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each calendar quarter (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding calendar quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date. For purposes of computation of the Commitment Fees, the Swing Line Loans shall not be counted toward or considered usage of the Revolving Committed Amount.

            (b)   LETTER OF CREDIT FEES.

                        (i) STANDBY LETTER OF CREDIT FEE. In consideration of
            the issuance of standby Letters of Credit hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the applicable Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee (the "STANDBY LETTER OF CREDIT FEE") equal to the Applicable Percentage for the Standby Letter of Credit Fee on the average daily maximum amount available to be drawn under each such standby Letter of Credit from the date of issuance to the date of expiration. The Standby Letter of Credit Fee will be payable quarterly in arrears 15 days after the end of each calendar quarter and on the Maturity Date.

                        (ii) TRADE LETTER OF CREDIT FEE. In consideration of the
            issuance of commercial Letters of Credit hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the applicable Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee (the "TRADE LETTER OF CREDIT FEE") equal to the Applicable Percentage for the Trade Letter of Credit Fee on the average daily maximum amount available to be drawn under each such commercial Letter of Credit from the date of issuance to the date of expiration. The Trade Letter of Credit Fee will be payable quarterly in arrears 15 days after the end of each calendar quarter and on the Maturity Date.

                        (iii) ISSUING LENDER FEES. In addition to the Standby
            Letter of Credit Fees payable pursuant to subsection (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) with respect to each commercial Letter of Credit, a fee equal to 1/8% of the amount of such commercial Letter of Credit, due and payable upon the issuance thereof, (B) with respect to each standby Letter of Credit, a fee equal to 1/8% per annum on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears at the end of each calendar quarter (as well as on the Maturity Date) and
            (C) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "ISSUING LENDER FEES").

            (c) ADMINISTRATIVE FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, the annual fee identified in the Fee Letter.

      3.5   PAYMENT IN FULL AT MATURITY.

            On the Maturity Date, the entire outstanding principal balance of all Revolving Loans, all Tranche A Term Loans, all Tranche B Term Loans, all Swing Line Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

      3.6   COMPUTATIONS OF INTEREST AND FEES.

            (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be (unless the Base Rate is determined by reference to the Federal Funds Rate), all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

            (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the

      Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

      3.7   PRO RATA TREATMENT.

      Except to the extent otherwise provided herein:

            (a) LOANS. Each Loan, each payment or (subject to Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the administrative fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective Revolving Loan Commitment Percentages, Tranche A Term Loan Commitment Percentages and Tranche B Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders).

            (b) ADVANCES. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; PROVIDED, HOWEVER, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

      3.8   SHARING OF PAYMENTS.

      The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Credit Parties agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon if paid within two Business Days of the date when such amount is due at a per annum rate equal to the Federal Funds Rate and thereafter at a per annum rate equal to the Base Rate until the date such amount is paid to the Administrative Agent or such other Lender. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

      3.9   CAPITAL ADEQUACY.

      If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. No Lender or parent corporation of a Lender shall be entitled to receive any compensation for such amounts incurred more than 180 days prior to delivery of such notice.

      3.10  INABILITY TO DETERMINE INTEREST RATE.

      If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

      3.11  ILLEGALITY.

      Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

      3.12  REQUIREMENTS OF LAW.

      If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

      (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

      (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

      (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable; PROVIDED that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. No Lender shall be entitled to receive any compensation for such amounts incurred more than 180 days prior to delivery of such certificate.

      3.13  TAXES.

      (a) Except as provided below in this Section 3.13, all payments made by a Credit Party under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such

Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, PROVIDED, HOWEVER, that the Credit Parties shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this
Section 3.13 whenever any Non-Excluded Taxes are payable by a Credit Party, and
(B) as promptly as possible thereafter such Credit Party shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If a Credit Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party shall indemnify the Administrative Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. If a Lender shall change its office that makes or maintains a Loan hereunder, the Credit Parties shall not be required to pay any increased amounts to the Lender in respect of any Non-Excluded Taxes pursuant to this subsection
3.13 to the extent that any obligation to withhold or deduct any amount with respect to such Non-Excluded Taxes existed on the date the Lender changed such office, unless the Lender changed the office at the request of a Credit Party. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (i) (A) on or before the date of any payment by a Credit Party under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes;

                        (B) deliver to the Borrower and the Administrative Agent
            two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                        (C) obtain such extensions of time for filing and
            complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

            (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (A) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of


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      Section 881(c)(3)(A) of the Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN or W-8 ECI, or successor applicable form, as the case may be, certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); PROVIDED that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

      (c) If any such taxes shall be or become applicable after the date of this Credit Agreement to such payments by the Credit Parties to a Lender, such Lender shall use reasonable efforts to make, fund or maintain the Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, the Credit Parties' liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender of such Loan. If a Credit Party is required to make any additional payment to a Lender pursuant to this Section 3.13, and any such Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse such Credit Party the amount of any such credit, relief, remission or repayment.


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      3.14  INDEMNITY.

      Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

      (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

excluding any loss of anticipated profits and including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Banks under this Section 3.14, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      3.15  REPLACEMENT LENDERS.

      At any time after the payment by the Borrower to any Lender of any amount pursuant to Section 3.12 or 3.13 that the Borrower reasonably deems material, the Borrower may, by writing addressed to the Administrative Agent and each Lender that requested the payment of such amount, nominate or propose an Eligible Assignee that is willing to become the assignee of the Commitment and other obligations of such Lender (a "REPLACEMENT LENDER") pursuant to Section 11.3, and within fifteen (15) Business Days after receipt of such proposal from the Borrower, each such Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance whereby such Lender shall assign its entire Commitment in favor of the proposed Replacement Lender in accordance with
Section 11.3 unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrower and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Administrative Agent; PROVIDED that in no event will (i) any Lender be required to enter into an Assignment Agreement at a price less than par plus accrued interest and prorated fees and other costs due hereunder to the effective date thereof, (ii) the Administrative Agent or any Lender be obligated to assist the Borrower in identifying any Eligible Assignees that are willing to become such a Replacement Lender or (iii) any such assignment be required if the consummation thereof conflicts with any Requirement of Law.


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                                    SECTION 4
                                    GUARANTY

      4.1   GUARANTY OF PAYMENT.

      Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

      4.2   OBLIGATIONS UNCONDITIONAL.

      The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

      4.3   MODIFICATIONS.

      Each Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

      4.4   WAIVER OF RIGHTS.

      Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.


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

      4.5   REINSTATEMENT.

      The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      4.6   REMEDIES.

      The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

      4.7   LIMITATION OF GUARANTY.

      Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

      4.8   RIGHTS OF CONTRIBUTION.

      The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.8 shall be subordinate and subject in right of payment to the prior payment in full of the Credit Party Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.8


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

against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.8, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.8 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to
Section 8.4.


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                                    SECTION 5
                              CONDITIONS PRECEDENT

      5.1   CLOSING CONDITIONS.

The obligation of the Lenders to enter into this Credit Agreement and make the initial Loans is subject to satisfaction of the following conditions:

      (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

      (b) CORPORATE DOCUMENTS. Receipt by the Administrative Agent of the following:

            (i) CHARTER DOCUMENTS. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party and MSN Holdings certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party or MSN Holdings, as applicable, to be true and correct as of the Closing Date.

            (ii) BYLAWS. A copy of the bylaws or operating agreement of each Credit Party and MSN Holdings certified by a secretary or assistant secretary of such Credit Party or MSN Holdings, as applicable, to be true and correct as of the Closing Date.

            (iii) RESOLUTIONS. Copies of resolutions of the Board of Directors of each Credit Party and MSN Holdings approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party or MSN Holdings, as applicable, to be true and correct and in force and effect as of the Closing Date.

            (iv) GOOD STANDING. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party and MSN Holdings certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have or be reasonably expected to have a Material Adverse Effect on the business or operations of such Credit Party or MSN Holdings, as applicable, in such jurisdiction.

            (v) INCUMBENCY. An incumbency certificate of each Credit Party and MSN Holdings certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

      (c) FINANCIAL STATEMENTS. Receipt by the Administrative Agent of the following (in form and substance satisfactory to the Administrative Agent): (i) the audited consolidated financial statements of MSN Holdings and its Subsidiaries including balance sheets and income


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and cash flow statements for each of the fiscal years ending December 31, 1998,
1999 and 2000, in each case audited by nationally recognized independent public accountants and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the financial position and results of operations of MSN Holdings and its Subsidiaries, and are prepared in conformity with GAAP, (ii) the unaudited quarterly consolidated financial statements of MSN Holdings and its Subsidiaries for the fiscal quarter most recently ending, (iii) the unaudited monthly consolidated financial statements of MSN Holdings and its Subsidiaries for each calendar month ending after July 30, 2001 and prior to a date at least 30 days preceding the Closing Date, (iv) unaudited pro forma consolidated balance sheet of the Credit Parties and their Subsidiaries giving effect to the Merger as if such Merger had occurred on the last day of the most recent fiscal quarter of the Borrower for which financial statements are available, (v) unaudited pro forma income statement of the Credit Parties and their Subsidiaries (including a calculation of EBITDA) giving effect to the Merger for the trailing twelve month period subsequent to the most recently completed fiscal quarter end and (vi) projections for the Credit Parties and their Subsidiaries for each twelve month period commencing on July 1, 2001 through the Maturity Date (collectively, the "PROJECTIONS"). All pro forma financial statements shall be prepared in accordance with the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1.

      (d) OPINION OF COUNSEL. Receipt by the Administrative Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the Closing Date, from legal counsel to the Credit Parties and their Subsidiaries.

      (e) PERSONAL PROPERTY COLLATERAL. The Collateral Agent shall have received (in form and substance satisfactory to the Collateral Agent):

            (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and MSN Holdings, the state of incorporation of each Credit Party and MSN Holdings and each State where any Collateral with a value of at least $100,000 in the aggregate is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

            (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

            (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent to the extent necessary to perfect the Lenders' security interest in the Collateral;


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

            (iv) all stock certificates evidencing the stock pledged to the Lenders pursuant to the Pledge Agreement and the Holdings Pledge Agreement, together with duly executed in blank undated stock powers attached thereto; and

            (v) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Lenders' security interest in the Collateral.

      (f) AVAILABILITY. After giving effect to the initial Loans made hereunder on the Closing Date, there shall be at least $15,000,000 of availability existing under the Revolving Committed Amount.

      (g) PRIORITY OF LIENS. The Collateral Agent shall have received satisfactory evidence that (i) the Collateral Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

      (h) EVIDENCE OF INSURANCE. Receipt by the Collateral Agent of copies of insurance policies or certificates of insurance of the Credit Parties and their Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as additional insured and sole loss payee on behalf of the Lenders.

      (i) CONSENTS. Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance) and approvals necessary or desirable in connection with the Merger and execution and delivery of the Credit Documents and the consummation of the transactions set forth therein and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on the Merger or such other transactions contemplated hereby or that could reasonably be likely to threaten any of the foregoing.

      (j) MATERIAL ADVERSE EFFECT. There shall not have occurred any development or event relating to or affecting a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect since December 31, 2000.

      (k) LITIGATION. There shall not exist any (i) order, decree, judgment, ruling or injunction or (ii) pending or threatened action, suit, investigation or proceeding against a Credit Party or any of their Subsidiaries that would have or be reasonably expected to have a Material Adverse Effect.

      (l) OFFICER'S CERTIFICATES. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower on behalf of the Credit Parties as of the Closing Date stating that (A) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or


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proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect a Credit Party, any of the Credit Parties' Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or be reasonably expected to have a Material Adverse Effect, (D) the Projections (as defined in Section 5.1(c)) were prepared in good faith and using reasonable assumptions and (E) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each Credit Party is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and
(4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

      (m) CONSUMMATION OF MERGER. The Administrative Agent shall have received evidence of consummation of the Merger on the terms and conditions provided in the Merger Agreement (including satisfaction of the conditions set forth therein in all material respects). There shall not have been any material modification, amendment, supplement or waiver to the Merger Agreement without the prior written consent of the Administrative Agent, including, but not limited to, any modifications, amendment, supplement or waiver relating to all disclosure schedules and exhibits. Receipt by the Administrative Agent of the final Merger Agreement, together with all exhibits and schedules thereto, certified by an officer of the Borrower.

      (n) PAYMENT OF PRIOR CREDIT AGREEMENT. Receipt by the Administrative Agent of evidence that all obligations outstanding under the Prior Credit Agreement and the Whitney Purchase Agreement have been paid in full.

      (o) SOLVENCY. The Administrative Agent shall have received an opinion from an independent auditor or appraiser acceptable to the Administrative Agent as to the solvency of the Credit Parties on a consolidated basis after giving effect to the Merger.

      (p) CORPORATE STRUCTURE. After giving effect to the Merger, (i) the corporate capital and ownership structure (including articles of incorporation and by-laws), stockholders' agreements and management of the Credit Parties and their Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) the Leverage Ratio on a pro forma basis, as if the Merger had occurred on the first day of the twelve month period ending on the last day of the most recently completed fiscal quarter, shall not exceed 3.50 to 1.0.

      (q) EQUITY INVESTMENT. Receipt by the Administrative Agent of evidence that an equity investment of at least $183.5 million shall have been made in the Borrower and the Parent on terms that are satisfactory to the Administrative Agent.

      (r) FEES AND EXPENSES. Payment by the Borrower of all fees and expenses owed by the Borrower to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter.

      (s) OTHER. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to,


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information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties and their Subsidiaries.

      5.2   CONDITIONS TO ALL EXTENSIONS OF CREDIT.

      In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

      (a) NOTICE. The Borrower shall have delivered (i) in the case of any new Revolving Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, to the Issuing Lender, an appropriate request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2, and (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in Section 2.5.

      (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

      (c) NO DEFAULT. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

      (d) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any development or event relating to or affecting a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect.

      (e) AVAILABILITY. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Revolving Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding shall not exceed the Revolving Commitment Amount, (ii) the sum of LOC Obligations outstanding shall not exceed the LOC Committed Amount and (iii) the sum of Swing Line Loans outstanding shall not exceed the Swing Line Committed Amount.

The delivery of each Notice of Borrowing, Swing Line Loan Request and each request for a Letter of Credit shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections
(b), (c), (d) and (e) above. This Section 5.2 shall not apply to continuations or conversions of Loans made pursuant to Section 2.6.


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                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES

      The Credit Parties hereby represent to the Administrative Agent and each Lender that:

      6.1   FINANCIAL CONDITION.

      The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b), (a) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (b) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods. Since December 31, 2000, there has been no sale, transfer or other disposition by a Credit Party or any of its Subsidiaries of any material part of the business or property of the Credit Parties and their Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties taken as a whole, which is not (A) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (B) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

      6.2   NO MATERIAL CHANGE.

      Since December 31, 2000, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect. From and after the Closing Date, except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock or other equity interest in a Credit Party or any of its Subsidiaries nor has any of the Capital Stock or other equity interest in a Credit Party been redeemed, retired, purchased or otherwise acquired for value.

      6.3   ORGANIZATION AND GOOD STANDING.

      Each Credit Party and each of its Subsidiaries (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) is duly qualified and in good standing as a foreign entity and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would not have or be reasonably expected to have a Material Adverse Effect and (c) has the requisite corporate or other necessary power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

      6.4   DUE AUTHORIZATION.

      Each of the Credit Parties (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has


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been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

      6.5   NO CONFLICTS.

      Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

      6.6   CONSENTS.

      Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

      6.7   ENFORCEABLE OBLIGATIONS.

      This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

      6.8   NO DEFAULT.

      No Credit Party, nor any of its Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.


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      6.9   OWNERSHIP.

      Each Credit Party and each of its Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

      6.10  INDEBTEDNESS.

      The Credit Parties and their Subsidiaries have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on SCHEDULE 6.10 and (c) as otherwise permitted by this Credit Agreement.

      6.11  LITIGATION.

      There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Credit Parties, threatened against a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect.

      6.12  TAXES.

      Each of the Credit Parties and their Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries.

      6.13  COMPLIANCE WITH LAW.

      Each Credit Party and each of its Subsidiaries is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or be reasonably expected to have a Material Adverse Effect.

      6.14  ERISA.

      Except as would not have or be reasonably expected to have a Material Adverse Effect:

      (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan subject to Title IV of ERISA;
(ii)


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no "accumulated funding deficiency," as such term is defined in Section 302 of
ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

      (b) The actuarial present value of all "benefit liabilities" (within the meaning of Section 4001 of ERISA) under each Single Employer Plan (determined utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market current value as of such date of the assets of such Plan allocable to such benefit liabilities.

      (c) Neither a Credit Party, nor any of its Subsidiaries, nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither a Credit Party, nor any of its Subsidiaries, nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

      (d) To the Credit Parties' knowledge, no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject a Credit Party or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

      (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Credit Parties and their Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the financial statements in accordance with FASB 106.

      (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.


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      6.15  SUBSIDIARIES.

      Set forth on SCHEDULE 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party. Information on SCHEDULE 6.15 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class of Capital Stock owned (directly or indirectly) by such Credit Party, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in SCHEDULE 6.15, neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. SCHEDULE 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

      6.16  USE OF PROCEEDS.

      The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.9. No proceeds of the Loans hereunder have been or will be used for the Acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such Acquisition.

      6.17  GOVERNMENT REGULATION.

      (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act of 1933, as amended, (ii) the Securities Exchange Act of 1934, as amended, (iii) regulations issued pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, or (iv) Regulations T, U or X.

      (b) No Credit Party, nor any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party, nor any of its Subsidiaries, is (i) an


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"investment company" registered or required to be registered under the
Investment Company Act of 1940, as amended, and is not controlled by an "investment company", or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      (c) No director, executive officer or principal shareholder of any Credit Party or any of its Subsidiaries has control of a company (i.e. such Credit Party or Subsidiary) and is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender), and the term "control of a company", have the respective meanings assigned thereto in Regulation O.

      6.18  ENVIRONMENTAL MATTERS.

      (a) Except as would not have or be reasonably expected to have a Material Adverse Effect:

            (i) Each of the real property assets owned, operated or leased by a Credit Party or any of its Subsidiaries (the "REAL PROPERTIES") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "BUSINESSES"), and there are no conditions relating to the Businesses or Real Properties that could be reasonably expected to give rise to liability under any applicable Environmental Laws.

            (ii) Neither a Credit Party nor any of its Subsidiaries has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does a Credit Party or any of its Subsidiaries have knowledge or reason to believe that any such notice is being threatened.

            (iii) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of a Credit Party or any of its Subsidiaries in a manner that could reasonably be expected to give rise to liability under any applicable Environmental Law.

            (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.


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            (v) There has been no release or threat of release of Hazardous
      Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

      (b) The Credit Parties and their Subsidiaries have adopted procedures that are designed to (i) ensure that each Credit Party and its Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and/or its Subsidiaries remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party and its Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and/or its Subsidiaries may have under applicable Environmental Laws.

      6.19  INTELLECTUAL PROPERTY.

      Each Credit Party and each of its Subsidiaries owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") material to its business. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property and (b) no action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property. Set forth on SCHEDULE 6.19 is a list of all Intellectual Property owned by each Credit Party or that any Credit Party has the right to use. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by a Credit Party or any of their Subsidiaries does not infringe on the rights of any Person. SCHEDULE 6.19 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

      6.20  SOLVENCY.

      Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

      6.21  INVESTMENTS.

      All Investments of the Credit Parties and their Subsidiaries are Permitted Investments.

      6.22  DISCLOSURE.

      Neither this Credit Agreement nor any financial statements delivered to the Administrative Agent or the Lenders nor any other document, certificate or statement furnished


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to the Administrative Agent or the Lenders by or on behalf of a Credit Party or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

      6.23  LICENSES, ETC.

      Each Credit Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted except where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

      6.24  NO BURDENSOME RESTRICTIONS.

      No Credit Party, nor any of its Subsidiaries, is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

      6.25  BROKER'S FEES.

      No Credit Party, nor any of its Subsidiaries, has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

      6.26  LABOR MATTERS.

      (a) Except as set forth on SCHEDULE 6.26, (i) there are no collective bargaining agreements, labor contracts or Multiemployer Plans covering the employees of a Credit Party and (ii) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party. SCHEDULE 6.26 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

      (b) There is no pending or threatened strike, walkout, work stoppage, material unfair labor claim or material labor dispute against or affecting any Credit Party or its employees except for any of the foregoing that, in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.

      6.27  LOCATION OF COLLATERAL.

      Set forth on SCHEDULE 6.27(A) is a list of all Real Properties (other than office space) located in the United States with street, county and state where located. Set forth on SCHEDULE 6.27(B) is a list of all locations in the United States where any personal property of a Credit Party is located, including county and state where located (other than personal property not exceeding $25,000 in the aggregate at any one time). Set forth on SCHEDULE 6.27(c) in the chief executive


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office and principal place of business of each Credit Party. SCHEDULE 6.27(a),
SCHEDULE 6.27(b) and SCHEDULE 6.27(c) may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

      6.28  COLLATERAL DOCUMENTS.

      The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

                                    SECTION 7
                              AFFIRMATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

      7.1   INFORMATION COVENANTS.

      The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

      (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited (with respect to consolidated financial statements only) by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

      (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter) a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent and the Required Lenders, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material


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respects the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

      (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, and in any event within 30 days after the close of each calendar month, a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Subsidiaries, as of the end of such calendar month, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such calendar month in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent and the Required Lenders, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

      (d) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of EXHIBIT 7.1(d), (i) demonstrating compliance with the financial covenants contained in
Section 7.11 by calculation thereof as of the end of each such fiscal period and
(ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. Furthermore, if the Leverage Ratio is greater than or equal to 2.0 to 1.0 as of the end of the most recent fiscal quarter, at the time of delivery of the financial statements provided in Section 7.1(c) above, a certificate of the chief financial officer of the Borrower (i) demonstrating compliance with Section 7.11(d) by calculation thereof as of the end of such calendar month and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

      (e) ANNUAL BUSINESS PLAN AND BUDGETS. Prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2001, an annual business plan and budget of the Credit Parties and their Subsidiaries on a consolidated basis containing, among other things, pro forma financial statements for the next fiscal year.

      (f) ACCOUNTANT'S CERTIFICATE. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof; PROVIDED that no such certificate shall be required if the Borrower has used its best efforts to obtain same and such accountants are unwilling to provide such a certificate and other independent certified public accountants of recognized national standing are unwilling to provide such a certificate.


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      (g) ASSET DISPOSITIONS. Within 90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver a certificate containing information reasonably requested by the Administrative Agent regarding (i) the calculation of Excess Cash Flow and (ii) the amount of all Asset Dispositions, Debt Issuances, Equity Issuances and Recovery Events that occurred during the prior fiscal year.

      (h) AUDITOR'S REPORTS. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to a Credit Party or any of its Subsidiaries in connection with any annual, interim or special audit of the books of a Credit Party or any of its Subsidiaries.

      (i) REPORTS. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as a Credit Party or any of its Subsidiaries shall send to its shareholders generally or to any holder of the Subordinated Debt in its capacity as a holder and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

      (j) NOTICES. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Administrative Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to a Credit Party or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party or any of its Subsidiaries which if adversely determined would have or be reasonably expected to have a Material Adverse Effect, or (ii) the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or be reasonably expected to have a Material Adverse Effect.

      (k) ERISA. Upon a Credit Party or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of:
(i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Credit Party or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);
(iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Credit Party or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in


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ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that would have or be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Credit Party briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

      (l)   ENVIRONMENTAL.

            (i) Subsequent to a notice from any Governmental Authority where the subject matter of such notice would reasonably cause concern or during the existence of an Event of Default, and upon the written request of the Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where specifically recommended by a consultant, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any real property owned, leased or operated by a Credit Party and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental assessment within sixty (60) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

            (ii) Each Credit Party will conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned, leased or operated by such Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

      (m) QUARTERLY REPORT. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b), the Borrower shall deliver to the Administrative Agent a report with respect to the most recent fiscal quarter (i) describing any collective bargaining agreements, labor contracts or Multiemployer Plans covering the employees of a Credit Party entered into or created


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during such fiscal quarter and (ii) listing all unions or other labor organizations seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party.

      (n) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or a Lender may reasonably request.

      7.2   PRESERVATION OF EXISTENCE AND FRANCHISES.

      Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4 or except (with respect to rights, franchises and authority only) where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

      7.3   BOOKS AND RECORDS.

      Each of the Credit Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

      7.4   COMPLIANCE WITH LAW.

      Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws) if noncompliance with any such law, rule, regulation, order or restriction would have or be reasonably expected to have a Material Adverse Effect.

      7.5   PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

      Each of the Credit Parties will, and will cause its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; PROVIDED, HOWEVER, that a Credit Party or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have or be reasonably expected to have a Material Adverse Effect.


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      7.6   INSURANCE.

      (a) Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies shall name the Administrative Agent, on behalf of the Lenders, as an additional insured and all casualty policies shall have the Administrative Agent, on behalf of the Lenders, as loss payee. The present coverage of the Credit Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on SCHEDULE 7.6.

      (b) In the event there occurs any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; PROVIDED, HOWEVER, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (a) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise is in the best interest of such Credit Party and (b) would not materially impair the rights and benefits of the Administrative Agent or the Lenders under this Credit Agreement or any other Credit Document.

      (c) The Administrative Agent is authorized, but not obligated, as the attorney-in-fact of each of the Credit Parties and for the benefit of the Lenders, upon the occurrence and during the continuance of an Event of Default, without the consent of the applicable Credit Party, (i) to adjust and compromise proceeds payable under such insurance policies, (ii) to collect, receive and give receipts for such insurance proceeds in the name of such Credit Party, the Administrative Agent and the Lenders and (iii) to endorse such Credit Party's name upon any instrument in payment thereof.

      (d) In the event a Credit Party shall receive any insurance proceeds, as a result of any loss, damage or destruction, in a net amount in excess of $100,000, such Credit Party will immediately pay over such proceeds to the Collateral Agent as cash collateral for the Credit Party Obligations. The Collateral Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if (A) within 60 days from the date the Collateral Agent receives such insurance proceeds, the Collateral Agent has received written application for such release from such Credit Party together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition (or by Collateral having a value at least equal to the condition of the asset subject to the loss, damage or destruction) immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (B) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Collateral Agent shall, on the first Business Day subsequent to the date 60


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days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3(b)(vi) and Section 3.3(c). All insurance proceeds shall be subject to the security interest of the Lenders under the Collateral Documents.

      7.7   MAINTENANCE OF PROPERTY.

      Each of the Credit Parties will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

      7.8   PERFORMANCE OF OBLIGATIONS.

      Each of the Credit Parties will, and will cause its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

      7.9   USE OF PROCEEDS.

      The Borrower will use the proceeds of the Loans solely (a) to finance the Merger, (b) to refinance all amounts outstanding under the Prior Credit Agreement and the Whitney Purchase Agreement, (c) to pay all fees and expenses related to the Merger and (d) for working capital and general corporate purposes. The Borrower will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

      7.10  AUDITS/INSPECTIONS.

      Upon reasonable notice and during normal business hours the Credit Parties will, and will cause their Subsidiaries to, permit, subject to the provisions of
Section 11.16, representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect each Credit Party's (or its Subsidiary's) property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties and their Subsidiaries. The Credit Parties agree that the Collateral Agent and its representatives may conduct an annual audit of the Collateral at the expense of the Borrower (the Borrower being entitled to have a representative present at discussions with its independent accountants); PROVIDED that if an audit is performed at a time when no Event of Default shall exist, the Borrower shall not be required to pay more than $15,000 of expenses of the Collateral Agent in connection with such audit.


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      7.11  FINANCIAL COVENANTS.

      (a) LEVERAGE RATIO. The Leverage Ratio, as of the end of each fiscal quarter of the Borrower during the periods set forth below, shall be less than or equal to:

            (i) From the Closing Date to and including December 31, 2001, 3.6 to 1.0;

            (ii) From January 1, 2002 to and including March 31, 2002, 3.5 to
      1.0;

            (iii) From April 1, 2002 to and including June 30, 2002, 3.4 to 1.0;

            (iv) From July 1, 2002 to and including September 30, 2002, 3.25 to 1.0;

            (v) From October 1, 2002 to and including December 31, 2002, 3.10 to 1.0;

            (vi) From January 1, 2003 to and including March 31, 2003, 3.0 to
      1.0;

            (vii) From April 1, 2003 to and including September 30, 2003, 2.75 to 1.0;

            (viii) From October 1, 2003 to and including December 31, 2003, 2.50 to 1.0;

            (ix) From January 1, 2004 to and including June 30, 2004, 2.25 to 1.0; and

            (x) From July 1, 2004 and thereafter, 2.0 to 1.0.

      (b) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio, as of the end of each fiscal quarter of the Borrower, shall be greater than or equal to 1.35 to 1.0.

      (c) EBITDA. EBITDA, as of the end of each fiscal quarter of the Borrower, for each period set forth below shall not be less than (i) $31,500,000 for the twelve month period ending December 31, 2001, (ii) $32,000,000 for the twelve month period ending March 31, 2002, (iii) $32,300,000 for the twelve month period ending June 30, 2002, (iv) $33,000,000 for the twelve month period ending September 30, 2002, (v) $35,000,000 for the twelve month period ending December 31, 2002, (vi) $37,500,000 for the twelve month period ending March 31, 2003,
(vii) $40,000,000 for the twelve month ending June 30, 2003, (viii) $42,000,000 for the twelve month period ending September 30, 2003 and (ix) $42,500,000 for each twelve month period thereafter.

      (d)   DAYS SALES OUTSTANDING.

            (i) If the Leverage Ratio as of the end of the most recent fiscal quarter is greater than 2.5 to 1.0:

                  (A) as of the end of each calendar month from the Closing Date until March 31, 2003, Days Sales Outstanding shall not be greater than 73 days for any two consecutive calendar months; and


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

                  (B) as of the end of each calendar month from April 1, 2003 and thereafter, Days Sales Outstanding shall not be greater than 78 days for any two consecutive calendar months.

            (ii) If the Leverage Ratio as of the end of the most recent fiscal quarter is less than or equal to 2.5 to 1.0:

                  (A) as of the end of each calendar quarter from the Closing
            Date until March 31, 2003, (x) Days Sales Outstanding shall not be greater than 73 days for the applicable period or (y) if Days Sales Outstanding is greater than 73 days for the applicable period, then as of the end of the calendar month immediately succeeding such period, Days Sales Outstanding shall not be greater than 73 days for the applicable period; and

                  (B) as of the end of each calendar quarter from April 1, 2003 and thereafter, (x) Days Sales Outstanding shall not be greater than 78 days for the applicable period or (y) if Days Sales Outstanding is greater than 78 days for the applicable period, then as of the end of the calendar month immediately succeeding such period, Days Sales Outstanding shall not be greater than 78 days for the applicable period.

      7.12  COLLATERAL.

      If, subsequent to the Closing Date, a Credit Party shall (a) acquire or lease any real property or (b) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall promptly (and in any event within three (3) Business Days) after any senior executive officer of the Borrower acquires knowledge of same notify the Administrative Agent of same. Each Credit Party shall take such action as requested by the Administrative Agent and at its own expense, to ensure that the Collateral Agent has a first priority perfected Lien in all owned real property (and in such leased real property as reasonably requested by the Administrative Agent or the Required Lenders) and all personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens; provided, HOWEVER, that nothing in this Section
7.12 shall require any Credit Party to take any action which would require the creation of any Lien that would result in a breach of any agreement creating or evidencing such Collateral so long as such agreement was not entered into with the intent of avoiding the requirements of this Section 7.12. Each Credit Party shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreement.

      7.13  ADDITIONAL CREDIT PARTIES.

      At the time any Person becomes a Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 45 days after the date thereof) shall (a) cause such Person (if it is a Domestic Subsidiary) to execute a Joinder Agreement in substantially the same form as EXHIBIT 7.13, (b)(i) cause all of the Capital Stock of such Person (if


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such Person is a Domestic Subsidiary) or 65% of the Capital Stock of such Person
(if such Person is a Foreign Subsidiary owned by a Credit Party) to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Collateral Agent, (ii) if such Person is a Domestic
Subsidiary, pledge all of its assets to the Collateral Agent pursuant to a security agreement in substantially the form of the Security Agreement and otherwise in a form acceptable to the Collateral Agent, (iii) if such Person is a Domestic Subsidiary and has any Subsidiaries, (A) deliver all of the Capital Stock of such Domestic Subsidiaries and 65% of the Capital Stock of such direct Foreign Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (B) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Collateral Agent,
(iv) if such Person is a Domestic Subsidiary and owns or leases any real property in the United States of America, execute any and all necessary mortgages, deeds of trust, deeds to secure debt, collateral assignments of leaseholds or other appropriate real estate collateral documentation in a form acceptable to the Collateral Agent and (v) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports and landlord waivers, and
(c) cause such Person to deliver certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above); it being understood that all of the documentation, agreements, instruments, certificates and opinions to be delivered pursuant to (a), (b) and (c) above shall be in form, content and scope reasonably satisfactory to the Collateral Agent. Notwithstanding anything in this Section 7.13 to the contrary, no Credit Party shall be required to (x) take any action which would violate any Requirement of Law or (y) grant a Lien on any asset that is subject to a Permitted Lien if the granting of such Lien would violate the agreement creating or evidencing such Permitted Lien, so long as such agreement was not entered into with the intent of avoiding the requirements of this Section 7.13.

      7.14  INTEREST RATE PROTECTION AGREEMENTS.

      The Borrower shall, within 60 days subsequent to the Closing Date, enter into and maintain interest rate protection agreements, in form and substance acceptable to the Administrative Agent, for a period expiring no earlier than three years from the date such interest rate protection agreements are purchased, and in a notional amount of at least $50,000,000.

                                    SECTION 8
                               NEGATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:


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

      8.1   INDEBTEDNESS.

      No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

      (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

      (b) Indebtedness existing as of the Closing Date as referenced in Section
6.10 (including renewal, refinancing or extension of such Indebtedness provided that any such renewal, refinancing or extension does not increase the principal amount of such Indebtedness outstanding as of the date of such renewal, refinancing or extension, decrease the weighted average life of such Indebtedness, increase the interest rate beyond reasonable market rates in effect at the time of such renewal, refinancing or extension and is not upon terms otherwise less favorable to such Person than the Indebtedness being renewed, refinanced or extended);

      (c) (i) Indebtedness owing from one Credit Party (other than the Parent) to another Credit Party and (ii) Indebtedness owing from the Parent to the other Credit Parties in an amount not to exceed $250,000 in the aggregate during the term of this Credit Agreement;

      (d) purchase money Indebtedness (including Capital Leases) or Synthetic Leases incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets; PROVIDED that (i) the aggregate total of all such Indebtedness for all such Persons (together with the aggregate amount of all Indebtedness outstanding under subsection (f) below) shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

      (e) obligations under Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

      (f) Indebtedness assumed in connection with a Permitted Acquisition (including renewals, refinancing or extensions of such Indebtedness in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension) so long as (i) such Indebtedness is not incurred in anticipation of or in connection with such Permitted Acquisition and the aggregate total of all such Indebtedness, together with the aggregate amount of any Indebtedness outstanding under subsection (d) above, shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding;

      (g) Indebtedness in respect of performance, surety or appeal bonds in the ordinary course of business;

      (h) the Subordinated Debt; and


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      (i) other unsecured Indebtedness of the Borrower and its Subsidiaries in
an aggregate principal amount (whether fixed or contingent or drawn) not to exceed at any time $500,000.

      8.2   LIENS.

      No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

      8.3   NATURE OF BUSINESS.

      No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that, or substantially similar to that, conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date with reasonable extensions and expansions of such business. Notwithstanding the foregoing, the Parent will not engage in any operations whatsoever other than (a) owning all of the Capital Stock of the Borrower and obligations related thereto and otherwise permitted hereunder and
(b) guaranteeing the Credit Party Obligations pursuant to the terms of this Credit Agreement and the other Credit Documents and performing its obligations hereunder and thereunder.

      8.4   CONSOLIDATION AND MERGER.

      No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); PROVIDED that notwithstanding the foregoing provisions of this Section 8.4, if (a) the Administrative Agent is given prior written notice of such action, and the Credit Parties execute and deliver such documents, instruments, certificates and opinions as the Administrative Agent may request, including, without limitation, those necessary in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and (b) after giving effect thereto no Default or Event of Default exists, any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or another Subsidiary of the Borrower; PROVIDED that if the transaction is between the Borrower and one of its Subsidiaries, the Borrower must be the continuing or surviving entity.

      8.5   SALE OR LEASE OF ASSETS.

      No Credit Party will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, leasehold interests, equipment and securities other than (a) any inventory or other assets sold, leased, licensed or disposed of (including through commercial accommodations and going out of business sales) in the ordinary course of business, (b) obsolete, idle or worn-out assets no longer used or useful in its business, (c) subject to Section 7.12 and the location of Collateral provisions set forth in the Credit Documents, the sale, lease or transfer or other disposal by a Credit Party of any or all of its assets to another Credit Party so long as (i) the


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Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request in order to maintain the perfection and priority of the Collateral Agent's liens on the assets of the Credit Parties as required by Section 7.12 and 7.13 and (ii) after giving effect to such transaction, no Default or Event of Default exists, (d) the issuance of Capital Stock, (e) the transfer of assets which constitute a Permitted Investment and (f) other sales of assets, in addition to those permitted by the other subsections of this Section 8.5, provided that (i) the sale is for fair market value, (ii) the sale is for cash consideration, (iii) at the time of the sale (and after giving effect thereto) no Default or Event of Default exists, (iv) as a result of such sale, no Material Adverse Effect would occur or be reasonably expected to occur, (v) the proceeds from such sale are, within 12 months from the date of such sale, applied as a mandatory prepayment in accordance with Section 3.3(b)(ii) or reinvested by the Credit Parties in Eligible Assets and (vi) and such sales do not exceed, in the aggregate, $1,000,000 during the term of this Credit Agreement.

      The parties hereto agree that any disposition of assets to a Person (other than a Credit Party) permitted by this Section 8.5 shall be free and clear of the Liens of the Collateral Agent. Upon a sale of assets or the sale of Capital Stock of a Subsidiary of a Credit Party permitted by this Section 8.5, the Collateral Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest in such assets or stock, including, without limitation, amendments or terminations of UCC financing statements, the return of stock certificates and the release of a Guarantor (as applicable) from its obligations under the Credit Documents.

      8.6   ADVANCES, INVESTMENTS AND LOANS.

      No Credit Party will, nor will it permit any of its Subsidiaries to, make any Investments except for Permitted Investments.

      8.7   RESTRICTED PAYMENTS.

      No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare or pay any Restricted Payment except (a) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (b) to purchase shares of (or options to purchase shares of) of equity securities from employees of any Credit Party upon their death, termination or retirement in an amount not to exceed $500,000 during the term of this Credit Agreement, (c) the Borrower may make distributions directly or indirectly to MSN Holdings to permit MSN Holdings to pay operating expenses; provided that such distributions do not exceed $250,000 in the aggregate during any fiscal year and (d) to purchase shares of (or options to purchase shares of) equity securities from certain employees pursuant to the terms of the Employment Agreements as in effect as of the Closing Date, provided that at the time of any such purchase (and after giving effect thereto) no Default or Event of Default exists.


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      8.8   TRANSACTIONS WITH AFFILIATES.

      Except for (a) loans or advances to employees and officers of a Credit Party or any of its Subsidiaries (to the extent permitted by Section 8.6), (b) fees, compensation or employee benefit arrangements paid to and indemnity provided on behalf of directors, officers or employees of the Borrower and its Subsidiaries in the ordinary course of business, (c) any employment agreement (including customary benefits thereunder) that is entered into in the ordinary course of business, (d) any dividend or other payment that is permitted by
Section 8.7 and (d) any transactions between or among a Credit Party and any of its Subsidiaries (to the extent otherwise permitted by this Credit Agreement), no Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

      8.9   FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

      No Credit Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year or (b) change its articles or certificate of incorporation (or other similar organizational document) or its bylaws (or other similar document) if such change would affect the Lenders in a materially adverse manner.

      8.10  LIMITATIONS.

      No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to the Borrower or any other Credit Party, (c) make loans or advances to any Credit Party or (d) transfer any of its property to any Credit Party, except for encumbrances or restrictions existing under or by reason of
(i) customary non-assignment or net worth provisions in any lease governing a leasehold interest or customary provisions in documents evidencing the transactions permitted by Section 8.1(d) and (f), provided that any such encumbrance or restriction relates only to the property which is the subject of such lease, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Credit Party; PROVIDED that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of such Credit Party, (iii) this Credit Agreement and the other Credit Documents,
(iv) Requirements of Law and (v) any agreement of the Borrower evidencing any unsecured Indebtedness of the Borrower permitted under Section 8.1(i); provided that any such encumbrance or restriction is not applicable to any Person other than the Borrower and does not prohibit or otherwise restrict the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders in any manner whatsoever.


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      8.11  SALE LEASEBACKS.

      No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party or Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Credit Party or Subsidiary to any Person in connection with such lease.

      8.12  NEGATIVE PLEDGES.

      None of the Credit Parties will, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation; PROVIDED, HOWEVER, the Indebtedness incurred or assumed, as applicable, pursuant to Sections 8.1(d) and (f) may restrict the creation of any additional Liens on the assets securing such Indebtedness.

      8.13  CAPITAL EXPENDITURES.

      The Credit Parties will not permit aggregate Capital Expenditures for (a) the fiscal quarter ending December 31, 2001 to exceed $1,500,000 and (b) each fiscal year set forth below to exceed:

      Fiscal year ending December 31, 2002            $4,750,000
      Fiscal year ending December 31, 2003            $5,750,000
      Fiscal year ending December 31, 2004            $7,300,000
      Fiscal year ending December 31, 2005            $8,300,000
      Fiscal year ending December 31, 2006            $10,300,000
      Fiscal year ending December 31, 2007            $12,000,000

      8.14  PREPAYMENTS OF INDEBTEDNESS, ETC.

      No Credit Party will, nor will it permit any of its Subsidiaries to, (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner materially adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (b) make or offer to make any principal payments with respect to the Subordinated Debt, (c) redeem or offer to redeem any of the Subordinated Debt or (d) deposit any funds intended to discharge the Subordinated Debt. Notwithstanding any terms to the contrary contained herein, the Subordinated Debt may not be amended or modified in any manner that would adversely affect the Lenders without the prior written consent of the Required Lenders.


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      8.15  OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON BORROWER.

      Notwithstanding any other provisions of this Credit Agreement to the contrary, no Credit Party will, nor will it permit any of its Subsidiaries to,
(a) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (b) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly-Owned Subsidiary of the Borrower), (c) permit, create, incur, assume or suffer to exist any Lien thereon and (d) notwithstanding anything to the contrary contained in clause (b) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

      8.16  EARN-OUT OBLIGATIONS.

      (a) The Credit Parties will not permit projected earn-out obligations in connection with all Permitted Acquisitions (determined at the time of the consummation of the most recent Permitted Acquisition and based on projections prepared in good faith and upon reasonable assumptions) together with actual earn-out payments previously made in connection with Permitted Acquisitions to exceed $2,500,000 in the aggregate during the term of this Credit Agreement.

      (b) The Credit Parties will not make any earn-out payments unless the Borrower shall have delivered to the Administrative Agent, prior to making any such earn-out payment, a certificate of its chief financial officer demonstrating upon giving effect to such earn-out payment on a pro forma basis, the Credit Parties are in compliance with all covenants set forth in Section 7.11.

                                    SECTION 9
                                EVENTS OF DEFAULT

      9.1   EVENTS OF DEFAULT.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

      (a) PAYMENT. Any Credit Party shall:

            (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligation arising from drawings under Letters of Credit; or

            (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.


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      (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

      (c) COVENANTS. Any Credit Party shall:

            (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.6, 7.9, 7.11, 7.12, 7.13, 7.14, 8.1, 8.3, 8.4, 8.7, 8.13, 8.14, 8.15 or 8.16; or

            (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1, 7.5, 7.8, 8.2, 8.5, 8.6, 8.8, 8.9, 8.10, 8.11 or 8.12 and such default shall continue unremedied for a period of ten days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent; or

            (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections
      (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

      (d) OTHER CREDIT DOCUMENTS. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, (ii) except pursuant to the terms thereof, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) except pursuant to the terms thereof, any Credit Document shall fail to give the Administrative Agent, the Collateral Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

      (e) BANKRUPTCY, ETC. The occurrence of any of the following with respect to any Credit Party or any of their Subsidiaries: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of their Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of their Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of their Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of their Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of


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an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or
(iv) any Credit Party or any of their Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

      (f) DEFAULTS UNDER OTHER AGREEMENTS. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party or any of their Subsidiaries in an aggregate principal amount in excess of $1,000,000, (i) a Credit Party or one of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid.

      (g) JUDGMENTS. One or more judgments, orders, or decrees shall be entered against any Credit Party or any of its Subsidiaries involving a liability of $1,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

      (h) ERISA. The occurrence of any of the following events or conditions if such event or condition could involve possible taxes, penalties and other liabilities in an aggregate amount in excess of $1,000,000: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any of their Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or
(ii) any Credit Party or any of their Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any of their


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Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409,
502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any of their Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

      (i) GUARANTIES. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

      (j) OWNERSHIP. There shall occur a Change of Control.

      9.2   ACCELERATION; REMEDIES.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required pursuant to Section 11.6), the Administrative Agent (or the Collateral Agent, as applicable) shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions:

      (a) TERMINATION OF COMMITMENTS. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

      (b) ACCELERATION OF LOANS. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

      (c) CASH COLLATERAL. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), it will immediately pay) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

      (d) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement


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obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

      9.3   ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

      Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent, the Collateral Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent or the Collateral Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

            SECOND, to payment of any fees owed to the Administrative Agent or the Issuing Lender;

            THIRD, to the payment of all accrued interest and fees payable to the Lenders hereunder;

            FOURTH, to the payment of the outstanding principal amount of the Loans, to the payment or cash collateralization of the outstanding LOC Obligations and to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender or an Affiliate of a Lender, pro rata, as set forth below;

            FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

            SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then


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outstanding Loans, LOC Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied pursuant to clauses "FIRST", "THIRD," "FOURTH," and "FIFTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH" and "FIFTH" above in the manner provided in this Section 9.3.

                                   SECTION 10
                                AGENCY PROVISIONS

      10.1  APPOINTMENT; AUTHORIZATION.

      (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes Bank of America as the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent or the Collateral Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; PROVIDED, HOWEVER, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this
Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.


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      10.2  DELEGATION OF DUTIES.

      The Administrative Agent and the Collateral Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      10.3  LIABILITY OF ADMINISTRATIVE AGENT.

      No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

      10.4  RELIANCE BY ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT.

      (a) The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the


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Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent or the Collateral Agent, as applicable, shall, and in all other instances, the Administrative Agent or the Collateral Agent, as applicable, may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent or the Collateral Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

      10.5  NOTICE OF DEFAULT.

      The Administrative Agent and the Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent or the Collateral Agent, as applicable, shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent or the Collateral Agent, as applicable, will notify the Lenders of its receipt of any such notice. The Administrative Agent or the Collateral Agent, as applicable, shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 9.2; PROVIDED, HOWEVER, that unless and until the Administrative Agent or the Collateral Agent, as applicable, has received any such direction, the Administrative Agent or the Collateral Agent, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      10.6  CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

      Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and


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based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent, as applicable, herein, the Administrative Agent and the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      10.7  INDEMNIFICATION OF ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT.

      Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative Agent or the Collateral Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as applicable, is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Credit Party Obligations hereunder and the resignation or replacement of the Administrative Agent or the Collateral Agent, as applicable.

      10.8 ADMINISTRATIVE AGENT AND COLLATERAL AGENT IN THEIR INDIVIDUAL CAPACITIES.

      Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the Collateral Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent and the Collateral Agent shall be


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under no obligation to provide such information to them. With respect to its
Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      10.9  SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

      The Administrative Agent and the Collateral Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or successor Collateral Agent, as applicable; PROVIDED, HOWEVER, that in the absence of any continuing Event of Default, such appointment of a successor Administrative Agent or successor Collateral Agent shall be consented to by the Borrower, which consent shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10 and Section 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Likewise, upon the acceptance of any appointment as Collateral Agent hereunder by a successor, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations as Collateral Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10 and Section 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Credit Agreement. If no successor Collateral Agent has accepted appointment as Collateral Agent within thirty (30) days after the retiring Collateral Agent's giving notice of resignation, the retiring Collateral Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Collateral Agent under the Collateral Documents until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided for above. Subject to the foregoing terms of this
Section 10.9, there shall at all times be a Person or Persons serving as Administrative Agent and Collateral Agent hereunder.

      10.10 OTHER AGENTS; LEAD MANAGERS.

      None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the


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Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                   SECTION 11
                                  MISCELLANEOUS

      11.1  NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on SCHEDULE 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

      11.2  RIGHT OF SET-OFF.

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(d), 3.7 or 3.15 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by such Credit Party to the Lender.

      11.3  SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by


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any Credit Party without such consent shall be null and void). Nothing in this
Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

      (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to the Administrative Agent, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swing Line Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT 11.3(B) (an "Assignment and Acceptance"), together with a processing and recordation fee of $3,500 (provided that only one processing and recordation fee of $3,500 shall be required in connection with (i) simultaneous assignments from a Lender to two or more Funds administered or managed by a common Person (or by Affiliates of a common Person) ("Affiliated Funds") and (ii) simultaneous assignments from two or more Affiliated Funds to the same Person or to other Affiliated Funds). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.12, 3.13, 3.14 and 11.5). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agency Services Address a copy of each Assignment and


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Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more Lenders or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LOC Obligations and/or Swing Line Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release all or substantially all of the Guarantors from their obligations under the Credit Documents. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9 through 3.14, inclusive, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.8 as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 3.9 through 3.14, inclusive, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is not a United States Person under Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 3.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.13(b) as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Lender; PROVIDED that no such pledge or assignment shall release a Lender from any of


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its obligations hereunder or substitute any such pledgee or assignee for such
Lender as a party hereto.

      (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.3(b), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

      (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon 5 Business Days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as Issuing Lender or as Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or as Swing Line Lender, as the case may be. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Letters of Credit pursuant to Section 2.2(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.5.

      11.4  NO WAIVER; REMEDIES CUMULATIVE.

      No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent, the Collateral Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or the Lenders to any other or further action in any circumstances without notice or demand.


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      11.5  PAYMENT OF EXPENSES; INDEMNIFICATION.

      (a) The Credit Parties jointly and severally agree to: (a) pay on demand all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent and the Collateral Agent in connection with (A) the syndication, negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the other documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and the Collateral Agent and the fees and expenses of counsel for the Administrative Agent and the Collateral Agent in connection with collateral or foreign issues but not the fees and expenses of any other Lender's counsel), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Administrative Agent and the Collateral Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and the Collateral Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party or any of its Subsidiaries.

      (b) Whether or not the transactions contemplated hereby are consummated, the Credit Parties jointly and severally agree to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent, the Collateral Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors;
(b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Credit Party Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Credit Documents, any predecessor Credit Documents, the Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of any Credit Party, the Administrative Agent, the Collateral Agent and the Lenders under this Credit Agreement or any other Credit Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that no Indemnitee shall be entitled to indemnification for any claim


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caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

      (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

      11.6  AMENDMENTS, WAIVERS AND CONSENTS.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Credit Parties and acknowledged by the Administrative Agent; PROVIDED that:

      (a) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby,

            (i) extend the final maturity of any Loan or the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment, or any portion thereof, or extend any Principal Amortization Payment Date;

            (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

            (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

            (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

            (v) release all or substantially all of the Collateral securing the Credit Party Obligations hereunder (PROVIDED that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5);

            (vi) release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents (PROVIDED that the Administrative Agent may, without the consent from any other Lender, release any Guarantor that is sold or transferred in conformance with Section 8.5);


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            (vii) amend, modify or waive any provision of this Section 11.6 or
      Section 3.7;

            (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

            (ix) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

      (b) without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche A Term Loans (and Participation Interests therein) and Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche B Term Loans (and Participation Interests therein), Section 3.3(c) may not be amended, changed, waived, discharged or terminated so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 3.3(b)(ii), (iii), (iv), (v) or (vi) hereof; and

      (c) no provision of Section 10 may be amended without the consent of the Administrative Agent, no provision of Sections 2.2 or 3.4(b)(iii) may be amended without the consent of the Issuing Lender and no provision of Section 2.5 may be amended without the consent of the Swing Line Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      11.7  COUNTERPARTS/TELECOPY.

      This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart by facsimile shall be as effective as an original executed counterpart and shall be deemed a representation that an original executed counterpart will be delivered.

      11.8  HEADINGS.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.


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

      11.9  DEFAULTING LENDER.

      Each Lender understands and agrees that if such Lender is a Defaulting Lender then, notwithstanding the provisions of Section 11.6, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; PROVIDED, HOWEVER, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

      11.10 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

      All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

      11.11 GOVERNING LAW; VENUE.

      (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

      (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      11.12 WAIVER OF JURY TRIAL.

      EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE


                                      106
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TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER
ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      11.13 SEVERABILITY.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      11.14 ENTIRETY.

      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      11.15 BINDING EFFECT.

      This Credit Agreement shall become effective at such time when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

      11.16 CONFIDENTIALITY.

      Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii)


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any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

                              MEDICAL STAFFING NETWORK, INC.,
                              a Delaware corporation

                              By:    /s/ Scott Hilinski
                                 ---------------------------------
                              Name:  Scott Hilinski
                                   -------------------------------
                              Title: Director
                                    ------------------------------


GUARANTORS:

                              MEDICAL STAFFING HOLDINGS, LLC,
                              a Delaware limited liability company

                              By:   MSN Holdings, Inc., a Delaware
                                    corporation, its sole member

                              By:    /s/ Scott Hilinski
                                 ---------------------------------
                              Name:  Scott Hilinski
                                   -------------------------------
                              Title: Director
                                    ------------------------------

LENDERS:

                              BANK OF AMERICA, N.A.,
                              in its capacity as Administrative Agent

                              By:    /s/ Mary-Claire Carter
                                 ---------------------------------------
                              Name:  Mary-Claire Carter
                                   -------------------------------------
                              Title: Vice President
                                    ------------------------------------


                              BANK OF AMERICA, N.A.,
                              in its capacity as a Lender

                              By:    /s/ James W. Ford
                                 ---------------------------------------
                              Name:  James W. Ford
                                   -------------------------------------
                              Title: Managing Director
                                    ------------------------------------


                              LASALLE BANK, NATIONAL ASSOCIATION

                              By:    /s/ Dana Friedman
                                 ---------------------------------------
                              Name:  Dana Friedman
                                   -------------------------------------
                              Title: Vice President
                                    ------------------------------------


                              GE CAPITAL CORPORATION

                              By:    /s/ Brian S. Beckwith
                                 ---------------------------------------
                              Name:  Brian S. Beckwith
                                   -------------------------------------
                              Title: Duly Authorized Signatory
                                    ------------------------------------------

                              ANTARES CAPITAL CORPORATION

                              By:    /s/ Tyler W. Lindblad
                                 ---------------------------------------
                              Name:  Tyler W. Lindblad
                                   -------------------------------------
                              Title: Director
                                    ------------------------------------

                              CHASE MANHATTAN BANK, AS TRUSTEE
                              OF THE ANTARES FUNDING TRUST CREATED
                              UNDER THE TRUST AGREEMENT DATED AS OF
                              NOVEMBER 30, 1999

                              By:    /s/ Richard Kohlmeyer
                                 ---------------------------------------
                              Name:  Richard Kohlmeyer
                                   -------------------------------------
                              Title: AVP
                                    ------------------------------------

                              BARCLAYS BANK, PLC

                              By:    /s/ John Giannone
                                 ---------------------------------------
                              Name:  John Giannone
                                   -------------------------------------
                              Title: Director
                                    ------------------------------------

                              THE CHASE MANHATTAN BANK

                              By:    /s/ Robert Bottamedi
                                 ---------------------------------------
                              Name:  Robert Bottamedi
                                   -------------------------------------
                              Title: Vice President
                                    ------------------------------------

                              UBS, AG STAMFORD BRANCH

                              By:    /s/ Patricia O'Kicki
                                 ---------------------------------------
                              Name:  Patricia O'Kicki
                                   -------------------------------------
                              Title: Banking Products Services
                                    ------------------------------------

                              By:    /s/ Wilfred V. Saint
                                 ----------------------------------------
                              Name:  Wilfred V. Saint
                                   --------------------------------------
                              Title: Associate Director, Banking Products
                                    -------------------------------------
                                     Services, US
                                    -------------------------------------